Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and submitted separately with the Securities and Exchange Commission.

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EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (this “Agreement”) is made as of March 19, 2014 (the “Effective Date”), by and between Aratana Therapeutics, Inc., a Delaware corporation having its principal place of business at 1901 Olathe Boulevard, Kansas City, KS 66103 (“Aratana”), and Advaxis, Inc., a Delaware corporation having its principal place of business at 305 College Road East, Princeton, New Jersey (“Advaxis”).

Whereas, Advaxis owns or has obtained a license to certain patents and patent applications covering technology that enables the design of an immunotherapy utilizing live attenuated Listeria monocytogenes (“Lm”) bioengineered to secrete fusion proteins consisting of antigen and adjuvant molecules, as more fully described below; and

Whereas, Aratana wishes to obtain, and Advaxis is willing to grant to Aratana, an exclusive, worldwide license to develop and commercialize products based upon Advaxis’ technology for use in animal health applications, on the terms and subject to the conditions set forth herein;

Now, therefore, in consideration of the premises and the mutual promises and covenants contained herein, the parties hereby agree as follows:

1. Definitions.

1.1 “Additional Constructs” shall have the meaning provided in Section 2.11.

1.2 “Administrator” shall have the meaning provided in Section 11.2(a).

1.3 “Advaxis Field” shall mean any and all uses outside of the Aratana Field, including, without limitation, all human health applications. For the avoidance of doubt, the Advaxis Field includes the conduct of nonclinical laboratory studies (including animal studies) that support, or are intended to support, applications to conduct clinical research in humans or to obtain marketing authorization for a human pharmaceutical product.

1.4 “Advaxis Indemnitees” shall have the meaning provided in Section 10.1.

1.5 “Advaxis Know-How” shall mean Information that Advaxis Controls as of the Effective Date that is necessary or useful for the development, manufacture or commercialization of Compounds, Products or Constructs, including, without limitation, Advaxis Inventions and Results, but excluding the Advaxis Patents and Joint Patents.

1.6 “Advaxis Patents” shall mean all Patents that Advaxis Controls during the Term that claim or cover the manufacture, use, sale, offer for sale or import of any Compounds, Products or Constructs, including, without limitation, Patents claiming Advaxis Inventions. Advaxis Patents will include without limitation those Patents on Exhibit A.

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1.7 “Advaxis Product” shall mean: (a) any Construct, (b) any Compound or (c) any product containing or incorporating any Construct or Compound in any form or formulation, including, without limitation, a Product.

1.8 “Advaxis Invention” shall mean any Invention, regardless of inventorship, that is directed to a Compound, Product or Construct, including, without limitation, the composition of matter or formulation of, or any method of making or using, any Compound, Product or Construct, whether in the Aratana Field or the Advaxis Field. Notwithstanding the foregoing, Advaxis Inventions shall exclude (i) any Invention that constitutes Veterinary Dosing Technology, and (ii) any Combination Invention.

1.9 “Advaxis Technology” shall mean Advaxis Patents and Advaxis Know-How.

1.10 “Affiliate” of shall mean any company or entity controlled by, controlling, or under common control with a party hereto. For the purpose of this definition, a business entity shall be deemed to “control” another business entity, if it owns directly or indirectly, more than 50% of the outstanding voting securities, capital stock, or other comparable equity or ownership interest of such business entity, or exercises equivalent influence over such entity.

1.11 “Alliance Manager” shall have the meaning provided in Section 2.10.

1.12 “Applicable Laws” means all laws, rules, regulations, including any rules, regulations, guidelines, guidances or other requirements of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any court, governmental or administrative agency, including any Regulatory Authority, that may be in effect from time-to-time that are applicable to a party’s rights and obligations under this Agreement.

1.13 “Aratana Field” shall mean non-human animal health applications. Notwithstanding the foregoing, the Aratana Field shall exclude the conduct of GLP-compliant nonclinical laboratory studies that support, or are intended to support, applications to conduct human clinical research of an investigational human pharmaceutical product or to obtain marketing authorization for a human pharmaceutical product.

1.14 “Aratana Indemnitees” shall have the meaning provided in Section 10.2.

1.15 “Aratana Know-How” shall mean all Information that Aratana Controls during the Term that is necessary or useful for the development, manufacture or commercialization of Compounds, Products, or Constructs including, without limitation, Information within Sublicensee Technology, but excluding Advaxis Inventions, Results, Aratana Patents and Joint Patents.

1.16 “Aratana Patents” shall mean all Patents Controlled by Aratana during the Term that claim or cover the manufacture, use, sale, offer for sale or import of Products, including, without limitation, Patents within Sublicensee Technology, but excluding Patents claiming Advaxis Inventions.

1.17 “Aratana Product Marks” shall have the meaning provided in Section 6.7.

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1.18 “Aratana Regulatory Filings” means any NADA, or other comparable filing or submission for approval to conduct clinical trials of or to obtain regulatory approval of the marketing, manufacture and sale in the U.S. and any equivalent filing(s) made with the Regulatory Authorities in any other country for regulatory approval of the marketing, manufacture and sale of a Product in the Aratana Field.

1.19 “Aratana Technology” shall mean Aratana Patents and Aratana Know-How.

1.20 “Bankruptcy Laws” shall have the meaning provided in Section 12.1.

1.21 “Combination Invention” shall mean any Invention constituting (a) a formulation of Compound, Product or Constructs with Veterinary Dosing Technology or any other combination of Compound, Product or Constructs with Veterinary Dosing Technology, (b) a method of making any such formulation or combination with Veterinary Dosing Technology, (c) a method of using any such formulation or combination, or (d) a method of using Veterinary Dosing Technology with Compound, Product or Constructs.

1.22 “Combination Product” shall have the meaning provided in Section 1.41.

1.23 “Compound” shall mean any one of the Constructs, and any molecular variants, mutants, progeny, clones and any and all portions, fragments, modifications or derivatives thereof.

1.24 “Confidential Information” shall have the meaning provided in Section 8.1.

1.25 “Construct” shall mean any of Advaxis’s proprietary constructs as listed in Exhibit B, as may be amended from time to time.

1.26 “Control” shall mean, with respect to any Information, Patents or other intellectual property rights, possession by a party of the right, power and authority (whether by ownership, license or otherwise) to grant access to, to grant use of, or to grant a license or a sublicense to such Information, Patents or intellectual property rights without violating the terms of any agreement or other arrangement with any Third Party.

1.27 “Disclosing Party” shall have the meaning provided in Section 8.1.

1.28 “EMA” shall mean the European Medicines Agency, or any successor agency thereto in the European Union.

1.29 “European Union” or “EU” means the economic, scientific and political organization of member states of the European Union, and which, as of the Effective Date, consists of Austria, Belgium, Bulgaria, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom, and that certain portion of Cyprus included in such organization.

1.30 “FDA” shall mean the United States Food and Drug Administration, or any successor agency thereto in the United States of America.

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1.31 “GAAP” shall mean generally accepted accounting principles in the United States, consistently applied by the party at issue.

1.32 “GLP” shall mean current good laboratory practices, as set forth in 21 CFR Part 58 (or its successor regulation) and as interpreted by relevant ICH guidelines; in each case, as amended from time to time.

1.33 “Indemnifying Party” shall have the meaning provided in Section 10.3.

1.34 “Indemnified Party” shall have the meaning provided in Section 10.3.

1.35 “Information” shall mean tangible and intangible techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, skill, experience, test data and results (including, without limitation, biological, chemical, pharmacological, toxicological, pharmacokinetic, clinical, analytical, quality control, mechanical, software, electronic and other data, results and descriptions) and compositions of matter.

1.36 “Invention” shall mean any invention or discovery, whether or not patentable, that is made, in whole or in part, in the course and as a result of the conduct of the activities expressly contemplated by this Agreement.

1.37 “Joint Patents” shall mean all Patents claiming Inventions owned jointly by the parties pursuant to Section 6.2(a) or Section 6.2(c). For clarity, Joint Patents exclude Patents claiming Advaxis Inventions.

1.38 “JSC” shall have the meaning provided in Section 2.9.

1.39 “Losses” shall have the meaning provided in Section 10.1.

1.40 “NADA” shall mean a New Animal Drug Application filed with the FDA pursuant to 21 CFR Part 514 (or its successor regulation), or the equivalent application or filing filed with any equivalent regulatory agency or governmental authority outside the U.S. necessary to market and sell a new animal drug in such jurisdiction (including, without limitation, a marketing authorization application or dossier filed with the applicable regulatory agency of a European Union member state or with the EMA for a veterinary medicinal product).

1.41 “Net Sales” shall mean the gross amounts invoiced by Aratana and its Affiliates (but not sublicensees) for sales of Products to third parties, including without limitation distributors, less the following items, to the extent allocable to such Product (if not previously deducted from the amount invoiced): (a) reasonable and customary trade, quantity and cash discounts actually paid, granted or accrued; (b) rebates and retroactive price reductions or allowances actually paid, granted or accrued; (c) credits or allowances actually granted upon claims, rejections or returns of Product; (d) taxes, duties and other governmental charges imposed on the production, sale, delivery, use or importation of Product (including, without limitation, sales, use, excise or value added taxes, but excluding taxes based on income); (e) transportation charges relating to such Product, including handling charges and insurance premiums relating thereto, and (f) the actual amount of any write-offs for bad debt directly relating to sales of Product, taken in accordance with U.S. GAAP, consistently applied.

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For the avoidance of doubt no other costs including, but not limited to, costs associated with sales representatives, fees and costs incurred for sales and marketing, nor any related general, administrative or overhead costs shall be deducted or allocated against the gross invoiced sales price of any Products in order to calculate Net Sales. Products distributed as free promotional samples or used in research or development activities in the Aratana Field shall be disregarded in determining Net Sales.

If Aratana (or an applicable Affiliate or Sublicensee) should, in a given country during a given accounting period, sell a Product that contains one or more active ingredients in addition to a Compound (which may be either combined in a single formulation or bundled with separate formulations but sold as one product) (a “Combination Product”), the Net Sales of such Combination Product will be calculated by multiplying the actual Net Sales of such Combination Product (as determined in accordance with this Section 1.41) by the fraction A/(A+B), where A is the average total invoice price of the Product (for the same dosage strength) in such period, and B is the average total invoice price of such other active ingredient or ingredients in the product, if sold separately (for the same dosage strength) in such period. If any other active ingredient in the combination is not sold separately, Net Sales will be calculated by multiplying actual Net Sales of such Combination Product (as determined in accordance with this Section 1.41) by a fraction A/C where A is the invoice price of the Product if sold separately, and C is the invoice price of the Combination Product. If neither the Product nor any other active ingredient in the Combination Product is sold separately, the adjustment to Net Sales will be determined by the parties in good faith to reasonably reflect the fair market value of the contribution of the Product in the Combination Product to the total fair market value of such Combination Product.

1.42 “Patents” shall mean patents and patent applications, including provisional applications, continuations, continuations-in-part, continued prosecution applications, divisions, substitutions, reissues, additions, renewals, reexaminations, extensions, term restorations, confirmations, registrations, revalidations, revisions, priority rights, requests for continued examination and supplementary protection certificates granted in relation thereto, as well as utility models, innovation patents, petty patents, patents of addition, inventor’s certificates, and equivalents in any country or jurisdiction.

1.43 “Product” shall mean any product in any form or formulation containing or incorporating a Compound.

1.44 “Receiving Party” shall have the meaning provided in Section 8.1.

1.45 “Regulatory Authority” or “Regulatory Authorities” shall mean the FDA or the USDA in the U.S., the EMA and EU Commission in the EU, and any health regulatory authority(ies) in any other country or legal jurisdiction in the world that is a counterpart to the FDA or EMA and holds responsibility for any approval, product and/or establishment license, registration or other authorization necessary for the development, manufacture and/or commercialization of a Compound or Product in the Aratana Field and any successor(s) thereto, as well as any state or local health regulatory authorities having jurisdiction over any activities contemplated by the Parties.

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1.46 “Results” shall mean all data and information generated by Aratana in the course of developing Constructs, Compounds and Products pursuant to this Agreement.

1.47 “Rules” shall have the meaning provided in Section 11.2(a).

1.48 “Sales-Based Payments” shall have the meaning provided in Section 5.1.

1.49 “Sublicensee” shall mean any Third Party to which Aratana or its Affiliate has directly or indirectly (i.e., through multiple tiers of sublicenses) granted a sublicense under all or any portion of the license granted to Aratana pursuant to Section 2.1.

1.50 “Sublicensee Royalties” shall mean all royalties received by Aratana or any of its Affiliates from Sublicensees with respect to such Sublicensees’ sales of Products.

1.51 “Sublicensee Technology” shall mean, with respect to any Affiliate to which Aratana grants a sublicense under all or any portion of the license granted to Aratana pursuant to Section 2.1, or any Sublicensee: (a) all Patents owned or otherwise controlled by such Affiliate or Sublicensee that claim or cover inventions made by or on behalf of such Affiliate or Sublicensee that are directed to a Construct, Compound or Product, including, without limitation, the composition of matter or formulation of, or any method of making or using, any Construct Compound or Product, whether in the Aratana Field or the Advaxis Field; and (b) all Information generated by or on behalf of such Affiliate or Sublicensee that is necessary or useful for the development, manufacture or commercialization of a Construct, Compound or Product, whether in the Aratana Field or the Advaxis Field.

1.52 “Subscription Agreement” shall mean the subscription agreement entered into by the parties on the Effective Date, for purchase of shares of common stock and warrants of Advaxis, as attached hereto as Exhibit D.

1.53 “Term” shall have the meaning provided in Section 9.1.

1.54 “Third Party” shall mean any entity other than the parties and their respective Affiliates.

1.55 “USDA” shall mean the United States Department of Agriculture, or any successor agency thereto in the United States of America.

1.56 “United States” or “U.S.” shall mean The United States of America, including its possessions, territories and commonwealths.

1.57 “Valid Claim” shall mean (a) a claim of an issued and unexpired patent, or a supplementary protection certificate thereof, which has not been held permanently revoked, unenforceable or invalid by a decision of a court, patent office or other forum of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and that is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) a claim of a pending patent application that has not been abandoned, finally rejected or expired without the possibility of appeal or re-filing and that has not been pending for more than (i) six (6) years in the case of any U.S. patent application or (ii) nine (9) years in the case of a non-U.S. patent application, after the priority date of such patent application.

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1.58 “Veterinary Dosing Technology” shall mean (a) taste-masking technology that allows a veterinary medication to pass the taste buds undetected and/or to make such medication more palatable, (b) veterinary dosage form formulation technology, and/or (c) veterinary drug delivery technology.

1.59 “Warrant” shall mean the warrant to purchase common stock of Advaxis issued to Aratana pursuant to Section 4.1(b).

2. License.

2.1 License Grant. Subject to the terms and conditions of this Agreement, Advaxis hereby grants to Aratana an exclusive, worldwide, royalty bearing right and license, with the right to sublicense through multiple tiers of sublicenses in accordance with the terms of this Agreement, under the Advaxis Technology and Advaxis’s interest in any Joint Patents in order to (a) to make, have made, use, and import Constructs or Compounds for Product development purposes solely in the Aratana Field in accordance with this Agreement and (b) to make, have made, use, import, sell, have sold, offer for sale, and import Products solely in the Aratana Field under this Agreement.

2.2 Sublicensing. Aratana shall provide Advaxis with reasonable notice prior to entering into any sublicense agreement. Any and all sublicenses of the license granted to Aratana under Section 2.1 shall be in writing and shall be subject to, and consistent with, the terms and conditions of this Agreement, including the right to allow Advaxis to audit books and records. Aratana shall be responsible for the compliance of its Affiliates and Sublicensees with the terms and conditions of this Agreement. Within 30 days after execution, Aratana shall provide Advaxis with a full and complete copy of each sublicense agreement (provided that Aratana may redact any confidential information contained therein that is not necessary to ascertain compliance with this Agreement).

2.3 Sublicensee Technology for Use by Advaxis. In connection with any Sublicense entered into pursuant to Section 2.2, Aratana shall use commercially reasonable efforts to include in each sublicense agreement with an Affiliate of Aratana or with a Sublicensee a present grant by such Affiliate or Sublicensee to Aratana of an exclusive (even as to such Affiliate or Sublicensee), worldwide, royalty-free, fully-paid, irrevocable and perpetual license, with the right to sublicense through multiple tiers of sublicenses, under such Affiliate’s or Sublicensee’s Sublicensee Technology, to make, have made, use, sell, have sold, offer for sale, and import any Advaxis Product which may utilize or incorporate such Sublicensee Technology in the Advaxis Field.

2.4 Technology Transfer. Promptly following the Effective Date, and from time to time thereafter as new Advaxis Know-How becomes available, Advaxis will disclose to Aratana (to the extent not previously disclosed) all Advaxis Know-How available in written, electronic or other recorded form, including, without limitation: (a) the final reports of all in vitro and in vivo studies of Constructs and Compounds conducted by or on behalf of Advaxis; (b) raw data from any dog toxicology study of Constructs and Compounds conducted by or on behalf of Advaxis prior to the Effective Date; and (c) Advaxis Know-How related to the manufacture of Constructs and Compounds, including manufacturing processes used, scale-up information, analytical methods, and specifications, as well as the assistance and authorization described in Section 3.3 hereof.

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2.5 Negative Covenants. Aratana hereby covenants not to practice, and not to permit or cause any Aratana Affiliate, Sublicensee or other Third Party to practice, any Advaxis Technology for any purpose outside the express scope of the license granted under Section 2.1. Advaxis hereby covenants that, during the term of this Agreement, neither Advaxis nor its Affiliates will develop or commercialize any product containing a Construct or Compound for use in the Aratana Field, and that neither Advaxis nor its Affiliates will grant a license or other right to any Third Party to conduct any such activities.

2.6 Retained Rights. Advaxis will at all times retain the sole and exclusive right to practice and grant licenses to Third Parties under the Advaxis Technology for any and all uses in the Advaxis Field, including to make, have made, use, sell, have sold, offer for sale and import Constructs, Compounds and Products in the Advaxis Field. Without limiting the generality of the foregoing, Advaxis will at all times retain the sole and exclusive right under the Advaxis Technology to conduct or have conducted, and to license or authorize any Third Party to conduct or have conducted, any nonclinical laboratory study of a Compound or Product in support of, or that is intended to support, any application to conduct clinical research of Constructs, Compounds or Products in humans, or to obtain approval or authorization to market or sell Constructs, Compounds or Products for human use. In addition, and notwithstanding the exclusivity of the license granted pursuant to Section 2.1, Advaxis shall at all times retain the non-exclusive right under the Advaxis Technology and Advaxis’s interest in the Joint Patents: (a) to conduct basic non-GLP exploratory studies of Constructs, Compounds or Products in non-human animals to determine whether Constructs, Compounds or Products has any potential utility or to determine physical or chemical characteristics of Constructs, Compounds or Products; and (b) to make and have made Constructs, Compounds or Products for use in the studies described in the preceding clause (a).

2.7 License Grant-Back to Advaxis in Advaxis Field. Effective as of the Effective Date, Aratana shall, and it hereby does, grant to Advaxis an exclusive (even as to Aratana), worldwide, royalty-free, fully-paid, irrevocable and perpetual license, with the right to sublicense through multiple tiers of sublicenses, under the Aratana Technology and Aratana’s interest in the Joint Patents, to make, have made, use, sell, have sold, offer for sale, and import Advaxis Products which utilize or incorporate such Aratana Technology or the Joint Patents in the Advaxis Field. On an ongoing basis during the Term, Aratana shall promptly disclose to Advaxis all Aratana Know-How that is available in written, electronic or other recorded form. Without limiting the generality of the foregoing, Aratana shall provide to Advaxis, promptly following the availability thereof, true and complete copies of all written, graphic or electronic embodiments of data and information generated by or on behalf of Aratana, any of its Affiliates or any Sublicensee with respect to Constructs, Compounds or Products, including, without limitation, all draft and final reports of any test, study or trial of Constructs, Compounds or Products and all pharmacology, toxicology, pharmacokinetic and other data regarding Constructs, Compounds or Products, as well as true and complete copies of all Aratana Regulatory Filings.

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2.8 Right of Reference. Aratana hereby grants to Advaxis and its Affiliates, and to any Third Party licensee of Advaxis Technology in the Advaxis Field that is designated by Advaxis in writing to Aratana, an irrevocable right of reference, under and to: (a) the Regulatory Filings that Aratana or its Affiliates may Control with respect to Products in the Aratana Field; and (b) any and all data, information, reports, analyses, records, Results and materials from the non-clinical and clinical activities or from any post-marketing studies generated by or on behalf of Aratana that are filed with a Regulatory Authority; in each case, as necessary or desirable for purposes of developing and commercializing the Compounds, Constructs or other Advaxis products in the Advaxis Field. Aratana shall, promptly upon request of Advaxis, file with applicable Regulatory Authorities such letters of access or cross-reference as may be necessary to accomplish the intent of this Section 2.8.

2.9 Joint Steering Committee.

(a)  Overview. Aratana and Advaxis shall establish a joint oversight committee in accordance with this Section 2.9 (the “JSC”). The JSC shall be formed within thirty (30) days following the Effective Date, and thereafter shall remain in effect. The JSC shall serve as a forum for discussing and sharing information relating to Aratana’s progress, itself and with or through Affiliates or Sublicensees, in the development, manufacture and commercialization of Products.

(b)  Composition of the JSC. Each party shall appoint two (2) representatives as its members of the JSC. The parties’ respective representatives shall jointly be responsible for calling meetings, setting the agenda, circulating the agenda and distributing minutes of the meetings following such meetings. Each party’s members of the JSC shall have substantial experience in pharmaceutical product research and development. Each party may replace its members of the JSC upon written notice to the other party. From time to time, the JSC may invite personnel of either party to participate in discussions of the JSC.

(c)  Responsibilities of the JSC. The JSC’s responsibilities will include (i) reviewing progress in development of Constructs, Compounds and Products in the Aratana Field, including reviewing progress toward obtaining regulatory approval of Products, review of development plans, and including review of relevant filings with Regulatory Authorities; (ii) discussing information with respect to developments with respect to the intellectual property landscape related to Products or competitive products, (iii) facilitating the exchange of information and materials with respect to the foregoing, and with respect to other information required to be provided to Advaxis under this Agreement, and (iv) performing such other functions as appropriate to further the purposes of this Agreement as determined by the parties. Notwithstanding the foregoing, the parties acknowledge that (A) Aratana must be enabled to comply with any confidentiality obligations to its Sublicensees and accordingly, the JSC shall structure its meetings so as to observe Aratana’s confidentiality obligations to its Sublicensees, provided that Aratana shall use commercially reasonable efforts to obtain from its Sublicensees permission to disclose the foregoing information to Advaxis, subject to Advaxis’s confidentiality obligations and (B) Advaxis’s JSC representatives may be excluded from access to any information or material of Aratana if Aratana determines in good faith that such exclusion is reasonably necessary to preserve the attorney-client privilege or to protect highly confidential proprietary information.

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(d) Meetings of the JSC. The JSC shall hold meetings at Aratana’s offices or at such other times and places as may be agreed by the members of the JSC, but in no event shall such meetings be held less frequently than once every three (3) months during time periods when it is in existence. Meetings of the JSC will be effective only if two (2) representatives of each party are in attendance or participating in the meeting. Each party will be responsible for the expenses incurred in connection with its employees, consultants and its members of the JSC attending or otherwise participating in JSC meetings.

2.10 Alliance Managers. Promptly after the Effective Date, each party shall appoint an individual (other than an existing member of the JSC) to act as the alliance manager for such party (each, an “Alliance Manager”). Each Alliance Manager shall thereafter be permitted to attend meetings of the JSC as a nonvoting observer, subject to obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in Article 8. The Alliance Managers shall be the primary point of contact for the parties regarding the activities contemplated by this Agreement and shall facilitate communication regarding all activities hereunder. The Alliance Managers shall lead the communications between the parties and shall be responsible for following-up on decisions made by the JSC. The name and contact information for such Alliance Manager, as well as any replacement(s) chosen by either party, in their sole discretion, from time to time, shall be promptly provided to the other party by written notice.

2.11 Additional Constructs. Upon request, Aratana may license from Advaxis additional constructs that are not Constructs as of the Effective Date and that could reasonably be believed to be suitable for treating [c.i.], osteosarcoma, [c.i.], [c.i.] (the “Additional Constructs”) as follows: Advaxis shall notify Aratana in writing if it pursues preclinical development of any such Additional Construct. If Advaxis so notifies Aratana that it is developing an Additional Construct, then the parties shall negotiate the terms under which Aratana may add such Additional Construct(s) as Constructs under this Agreement for ninety (90) days. If Aratana and Advaxis agree upon the terms pursuant to which such Additional Construct(s) shall be added as Constructs under this Agreement during such time period, such Additional Constructs will be added to Exhibit B and become Constructs by virtue of an amendment to this Agreement. Additionally, if Aratana desires to have Advaxis develop Additional Constructs that Advaxis is not otherwise developing, Aratana shall so notify Advaxis in writing and specify the details of the development Aratana wishes Advaxis to perform. If Aratana requests Advaxis to develop Additional Constructs, the parties shall agree upon a mutually acceptable development plan and budget for such activities and Aratana would pay Advaxis for performance of all such requested development activities in accordance with such development plan and budget, with the costs of Advaxis’s activities to be equal to Advaxis’s direct costs of performing such activities (calculated on a full-time equivalent plus out of pocket cost basis), without any additional mark-up. Any such Additional Constructs would be added to Exhibit B and become “Constructs” by virtue of an amendment to this Agreement. For clarity, Advaxis shall not offer to any Third Party the opportunity to obtain a license or other right to any Additional Constructs for development and commercialization of products including such constructs in the Aratana Field without first complying with this Section 2.11.

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3. Development and Commercialization of Products.

3.1 Development. Aratana shall use commercially reasonable efforts (a) to conduct such development activities as are necessary to support the filing of applications for regulatory approval in the Aratana Field for at least one (1) Product in the U.S. and at least three countries in the European Union, and (b) to obtain regulatory approval in the Aratana Field for at least one Product in the U.S. and at least three (3) countries in European Union. Aratana shall be solely responsible for world-wide Product development expenses in the Aratana Field.

(a) Aratana shall conduct all pre-clinical and clinical trials, including all target animal safety studies in good scientific manner, and in compliance in all material respects with all requirements of Applicable Laws to attempt to achieve the objectives of this Agreement efficiently and expeditiously.

(b) Aratana shall also maintain records, in reasonable detail and in good scientific manner, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in connection with its development efforts in the form required under all Applicable Laws.

3.2 Regulatory. Aratana (or its Affiliate or Sublicensee, as applicable) shall have the sole responsibility, at its sole expense, for all Aratana Regulatory Filings. If a determination is made by Regulatory Authorities in the United States that the regulatory approval of a Product in the Aratana Field will be within the jurisdiction of the FDA and not the USDA, then the parties will negotiate a reduction in the payments due to Advaxis pursuant to this Agreement to reflect the increased costs and expenses that Aratana, its Affiliates and Sublicensees will incur by reason of needing to perform activities in accordance with the FDA regulatory approval process for Products in the Aratana Field.

3.3 Manufacture and Supply. Aratana shall be solely responsible, at its sole expense, for all aspects of manufacturing of Constructs, Compounds and Products for clinical and commercial use in the Aratana Field. In furtherance of the foregoing, promptly following the Effective Date, Advaxis shall provide Aratana with an introduction to Advaxis’s Third Party contract manufacturer for Constructs, Compounds and Products and shall deliver to such contract manufacturer written authorization (a) to contract with Aratana for the manufacture and supply of Constructs, Compounds and Products, as applicable, (b) to manufacture Constructs, Compounds and Products on behalf of Aratana, and (c) to disclose to Aratana such Advaxis Know-How regarding manufacture of Constructs, Compounds and Products in the possession of such contract manufacturer as is necessary or useful for Aratana to develop, and to obtain and maintain regulatory approvals for, Constructs, Compounds and Products in the Aratana Field.

3.4 Commercialization. Aratana shall be solely responsible for worldwide commercialization of Products in the Aratana Field, and, following receipt of regulatory approval for a Product in the Aratana Field in any country or other regulatory jurisdiction, Aratana shall use commercially reasonable efforts to market and sell such Product in the Aratana Field in such country or other jurisdiction; in each case, at Aratana’s (or its Affiliates’ and Sublicensees’) sole expense.

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4. Financial Terms of License.

4.1 License Fee and Subscription Agreement at Signing. As partial consideration for the rights granted to Aratana pursuant to this Agreement, Aratana shall pay to Advaxis the following amounts:

(a) Payment of US $1,000,000 on the Effective Date of this Agreement.

(b) In addition to the foregoing, payment of US $1,500,000 on the Effective Date in accordance with the terms of the Subscription Agreement attached hereto as Exhibit D, which the parties shall enter into concurrently with the execution hereof, for the purchase of securities of Advaxis consisting of 306,122 shares of common stock and a warrant, in the form attached as Annex A to the Subscription Agreement, to purchase 153,061 shares of common stock with an exercise price equal to $4.90 per share.

4.2 Milestone Payments. Within thirty (30) days after the first achievement of each of the milestones described below by Aratana, its Affiliates or Sublicensees with respect to Products in the Aratana Field, Aratana shall pay to Advaxis the corresponding non-refundable, non-creditable milestone payment set forth in Exhibit C.

4.3 Royalties.

(a) Net Sales in the United States. As further consideration to Advaxis for the licenses and other rights granted to Aratana under this Agreement, Aratana shall pay royalties to Advaxis on aggregate annual Net Sales of Products by Aratana and its Affiliates (but not Sublicensees) in the United States in each calendar year at the applicable rate(s) set forth below:

(b) Net Sales Outside the United States. Aratana shall pay royalties to Advaxis on aggregate Net Sales of Products by Aratana and its Affiliates (but not Sublicensees) outside of the United States at a rate equal to half of the royalty rate payable by Aratana on Net Sales of Products in the United States as set forth in the table in Section 4.3(a).

For clarity, no royalties shall be payable under this Section 4.3(a) with respect to sales of Products by Sublicensees, which shall otherwise be subject to payments due to Advaxis under the provision of Section 4.5.

4.4 Royalty Term. Royalties under Section 4.3(a) shall be payable on a Product-by-Product and country-by-country basis from first commercial sale of a Product in a country until the later of (a) the tenth (10th) anniversary of first commercial sale of such Product by Aratana, its Affiliates or Sublicensees in the Aratana Field in such country or (b) the expiration of the last-to-expire Valid Claim of a Advaxis Patent or Joint Patent claiming or covering the composition of matter, formulation or method of use of such Product in such country.

4.5 Sublicensee Royalties. Aratana shall pay to Advaxis 50% of all Sublicensee Royalties received by Aratana and its Affiliates.

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5. Payments; Reports; Audits.

5.1 Payment; Reports. Royalties under Section 4.3(a) and payments under Section 4.5 (collectively, “Sales-Based Payments”) shall be calculated and reported for each calendar quarter and shall be paid within sixty (60) days after the end of the calendar quarter. Each payment of Sales-Based Payments shall be accompanied by a report of Net Sales of Products by Aratana and its Affiliates and Sublicensee Royalties received by Aratana and its Affiliates in sufficient detail to permit confirmation of the accuracy of the payment made, including gross sales and Net Sales of Products on a Product-by-Product and country-by-country basis, the royalty payable, Sublicensee Royalties received (together with a copy of each royalty report received by Aratana or its Affiliate from any Sublicensee), and the exchange rates used. In the event that no royalties are payable in respect of a given calendar quarter, Aratana shall submit a royalty report so indicating. All other payments to be made under this Agreement shall be made in accordance with the terms set forth in the applicable Section(s) regarding such payments.

5.2 Manner and Place of Payment; Exchange Rate. All payment amounts specified in this Agreement are stated, and all payments hereunder shall be payable, in U.S. dollars. With respect to each calendar quarter, for countries other than the U.S., whenever conversion of payments from any foreign currency shall be required, such conversion shall be made at the average of the rates of exchange reported in The Wall Street Journal, U.S. Edition, for the last five (5) business days of the applicable calendar quarter. All payments owed under this Agreement shall be made by wire transfer to a bank and account designated in writing by Advaxis, unless otherwise specified in writing by Advaxis. Such payments shall be without deduction of currency conversion, collection or other charges except as may be required pursuant to Section 5.3.

5.3 Taxes. In the event that a party is mandated under the laws of a country to withhold any tax to the tax or revenue authorities in such country in connection with any payment to the other party, such amount shall be deducted from the payment to be made by such withholding party, provided, that the withholding party shall notify the other party of such withholding so that the other party may take lawful actions to avoid and minimize such withholding. The withholding party shall promptly furnish the other party with copies of any tax certificate or other documentation evidencing such withholding as necessary to enable the other party to support a claim, if permissible, for income tax credit in respect of any amount so withheld. Each party agrees to cooperate with the other party in claiming exemptions from such deductions or withholdings under any agreement or treaty in effect from time to time.

5.4 Audits. During the Term and for a period of three (3) years thereafter, Aratana shall keep, and shall cause its Affiliates to keep, complete and accurate records pertaining to the sale or other disposition of Products by Aratana and its Affiliates and the receipt of Sublicensee Royalties by Aratana and its Affiliates, in sufficient detail to permit Advaxis to confirm the accuracy of all payments due under Sections 4.1(b), 4.3 and 4.5. Advaxis shall have the right to cause an independent, certified public accountant reasonably acceptable to Aratana to audit such records to confirm Net Sales, royalties, and Sublicensee Royalties for a period covering not more than the preceding three (3) years. Aratana may require such accountant to execute a reasonable confidentiality agreement with Aratana prior to commencing the audit. Such audits may be conducted during normal business hours upon reasonable prior written notice to Aratana, but no more frequently than once per year. No accounting period of Aratana shall be subject to audit more than one (1) time by Advaxis. Prompt adjustments (including remittances of underpayments or overpayments disclosed by such audit) shall be made by the parties to reflect the results of such audit. Advaxis shall bear the full cost of such audit unless such audit discloses an underpayment by Aratana of (i) five percent (5%) or more of the amount of payments due under this Agreement, or (ii) $100,000, whichever is less, in which case Aratana shall bear the full cost of such audit.

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5.5 Late Payments. In the event that any payment due under this Agreement is not made when due, such payment shall accrue and be calculated on a daily basis (both before and after any judgment) at the rate of two percent (2%) per annum above the then-current prime rate quoted by Citibank in New York City for the period from the due date for payment until the date of actual payment; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit Advaxis from exercising any other rights it may have as a consequence of the lateness of any payment.

6. Intellectual Property.

6.1 Inventorship. Inventorship of any Invention shall be determined in accordance with U.S. patent laws. Regardless of inventorship, ownership of any Invention shall be determined in accordance with Section 6.2 below.

6.2 Ownership.

(a)  Inventions Generally. Except as expressly set forth in Sections 6.2(b) and 6.2(c) below, all Inventions made solely by one or more employees, officers or consultants of one party shall be owned solely by such party, and all Inventions made jointly by one or more employees, officers or consultants of Aratana and one or more employees, officers or consultants of Advaxis, shall be owned jointly by Aratana and Advaxis. Such jointly owned Inventions shall be without any duty of accounting to the other party or any obligation to obtain the consent of the other party to grant licenses thereunder or to enforce such rights. To the extent necessary to effect the foregoing each party grants to the other party a nonexclusive, world-wide, royalty-free, sublicenseable license under its interest in all such jointly owned Inventions.

(b)  Advaxis Inventions. All Advaxis Inventions, regardless of inventorship, shall be owned solely by Advaxis. Aratana hereby assigns to Advaxis all right, title and interest in and to all Advaxis Inventions, together with all Patent and other intellectual property rights therein (it being understood that Advaxis Inventions and Patents claiming Advaxis Inventions would be included in the Advaxis Technology licensed to Aratana). Aratana agrees promptly to disclose each Advaxis Invention to Advaxis in writing and to execute such documents and perform such other acts as Advaxis may reasonably request to obtain, perfect and enforce such rights to the Advaxis Inventions and the assignment thereof. Aratana also shall require that any employee, officer or consultant of Aratana that receives any Construct or Compound pursuant to this Agreement above shall agree to assign, and shall assign, to Aratana (or, at Advaxis’s request, directly to Advaxis) any Advaxis Invention made by such employee, officer or consultant. Advaxis may, in its sole discretion, file and prosecute in its own name and at its own expense, patent applications claiming Advaxis Inventions. Upon the request of Advaxis, and at Advaxis’s expense, Aratana will assist Advaxis in the preparation, filing and prosecution of such patent applications and shall execute and deliver any and all instruments necessary to enable Advaxis to file and prosecute such patent applications in any country.

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(c) Combination Inventions. All Combination Inventions, regardless of inventorship, shall be owned jointly by Aratana and Advaxis. Each party hereby assigns to the other party an equal, undivided joint ownership interest in and to all Combination Inventions, together with all Patent and other intellectual property rights therein (it being understood that Advaxis rights to Patents claiming Combination Inventions would be included in the Advaxis rights to Joint Patents licensed to Aratana pursuant to this Agreement), without any duty of accounting to the other party or any obligation to obtain the consent of the other party to grant licenses thereunder or to enforce such rights. To the extent necessary to effect the foregoing each party grants to the other party a nonexclusive, world-wide, royalty-free, sublicenseable license under its interest in all Combination Inventions. Each party agrees to execute such documents and perform such other acts as may be reasonably necessary to obtain, perfect and enforce the parties’ respective rights to the Combination Inventions and the assignment thereof to the parties jointly. Aratana also shall require that any employee, officer or consultant of Aratana that participates in development, manufacturing or commercialization of Constructs, Compounds or Products shall agree to assign, and shall assign, to Aratana (or, at Advaxis’s request, jointly to Aratana and Advaxis) any Combination Invention made by such employee, officer or consultant.

(d) Advaxis Technology. Aratana acknowledges that Advaxis is and shall at all times remain the sole and exclusive owner of the Advaxis Technology.

6.3 Patent Prosecution and Maintenance. For purposes of this Section 6.3, a party’s right to prosecute and maintain a Patent shall be deemed to include, without limitation, the right to control any interference, reexamination, reissue or opposition proceeding with respect to such Patent, and the right to seek patent term restorations, supplementary protection certificates and other forms of patent term extensions with respect to such Patent.

(a) Advaxis Patents. Advaxis shall have the sole right, but not the obligation, to control and manage the preparation, filing, prosecution and maintenance of all Advaxis Patents worldwide, at its sole cost and expense and by counsel of its own choice.

(b) Aratana Patents. Aratana shall have the sole right, but not the obligation, to control and manage the preparation, filing, prosecution and maintenance of all Aratana Patents, at its sole cost and expense and by counsel of its own choice.

(c) Joint Patents. Advaxis shall have the first right, but not the obligation, to control and manage the preparation, filing, prosecution and maintenance of all Joint Patents, at its sole cost and expense and by counsel of its own choice. Advaxis shall keep Aratana reasonably informed of progress with regard to the preparation, filing, prosecution and maintenance of Joint Patents and shall consult with, and consider in good faith the requests and suggestions of, Aratana with respect to strategies for filing and prosecuting Joint Patents worldwide. In the event that Advaxis desires to abandon or cease prosecution or maintenance of any Joint Patent in any country, Advaxis shall provide reasonable prior written notice to Aratana of such intention to abandon (which notice shall, to the extent possible, be given no later than thirty (30) days prior to the next deadline for any action that must be taken with respect to any such Joint Patent in the relevant patent office). In such case, at Aratana’s sole discretion, upon written notice to Advaxis, Aratana may elect to continue prosecution and/or maintenance of such Joint Patent, at its sole cost and expense and by counsel of its own choice.

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6.4 Cooperation. Each party agrees to cooperate fully in the preparation, filing, prosecution and maintenance of Patents under Section 6.3. Such cooperation includes, but is not limited to: (a) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as to effectuate the ownership of Inventions set forth in Section 6.2, and Patents claiming or disclosing such Inventions, and to enable the other party to apply for and to prosecute patent applications in any country as permitted by Section 6.3; and (b) promptly informing the other party of any matters coming to such party’s attention that may affect the preparation, filing, prosecution or maintenance of any such patent applications.

6.5 Infringement by Third Parties. In the event that either Advaxis or Aratana becomes aware of any infringement or threatened infringement by a Third Party of any Advaxis Patent, Aratana Patent or Joint Patent, it shall promptly notify the other party in writing to that effect.

(a) Advaxis Patents. Advaxis shall have the sole right to bring and control any action or proceeding against a Third Party with respect to infringement of any Advaxis Patent in any country, at its sole cost and expense and by counsel of its own choice. However, after the Effective Date, in the event that:

(i) the applicable infringing activity in such country is competitive with a Product being developed or commercialized by Aratana, its Affiliate or a Sublicensee in the Aratana Field in such country; and

(ii) either (A) Advaxis has not granted any Third Party a license under such Advaxis Patent or (B) if Advaxis has granted such a license, Advaxis retains the right to enforce such Advaxis Patent in the Aratana Field; and

(iii) such Advaxis Patent does not cover any Advaxis Product being developed or commercialized by or on behalf of Advaxis, its Affiliates or Third Party licensees in the Advaxis Field;

then Advaxis shall consider in good faith a written request by Aratana for Advaxis’s consent to Aratana bringing and controlling an infringement action against such Third Party in such country, at Aratana’s sole expense and on terms and conditions to be mutually agreed by the parties; provided, however, that the giving or withholding of any such consent shall be at Advaxis’s sole discretion; and provided, further, that if (1) Advaxis withholds such consent, and (2) none of the composition of matter, formulation and method of use of the applicable Product is claimed or covered by any issued patent in such country except for the Advaxis Patent in question, then Aratana’s obligations under Section 4.3 or Section 4.5 (as applicable) with respect to such Product in such country shall be reduced by twenty-five percent (25%) for so long as such infringing activity continues.

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(b) Aratana Patents. Aratana shall have the sole right to bring and control any action or proceeding against a Third Party with respect to infringement of any Aratana Patent in any country, at its sole cost and expense and by counsel of its own choice.

(c) Joint Patents. With respect to any Third Party infringement of a Joint Patent by infringing activity in the Advaxis Field in any country, Advaxis shall have the sole right to bring and control any enforcement action or proceeding against such Third Party with respect to such infringement in the Advaxis Field, at its own expense and by counsel of its own choice. With respect to any Third Party infringement of a Joint Patent by infringing activity in the Aratana Field in any country, Aratana shall have the sole right to bring and control any enforcement action or proceeding against such Third Party with respect to such infringement in the Aratana Field, at its own expense and by counsel of its own choice. Notwithstanding the foregoing, in the case of Third Party infringement of a Joint Patent by infringing activity in both the Advaxis Field and the Aratana Field in any country, the parties may mutually agree on a another allocation of responsibility for initiating and prosecuting such action, and how costs and recoveries will be allocated between the parties.

(d) Cooperation; Award. In the event a party brings an infringement action in accordance with this Section 6.5, the other party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or being named as a party. Neither party shall enter into any settlement or compromise of any action under this Section 6.5 which would in any manner alter, diminish, or be in derogation of the other party’s rights under this Agreement without the prior written consent of such other party, which shall not be unreasonably withheld. Except as otherwise agreed by the parties in connection with a cost-sharing arrangement, any recovery realized by a party as a result of any action or proceeding pursuant to this Section 6.5, whether by way of settlement or otherwise, after reimbursement of any litigation expenses of the parties, shall be retained by the party that brought and controlled such action for purposes of this Agreement; provided, however, that any recovery realized by a party as a result of any action brought and controlled by such party pursuant to this Section 6.5 with respect to infringing activity in the Aratana Field (after reimbursement of the parties’ litigation expenses) shall be allocated as follows:

(i) compensatory damages shall be treated as Sublicensee Royalties in the quarter in which such damages are received for purposes of Section 4.5, with Aratana paying to Advaxis, or Advaxis retaining (as applicable), the applicable percentage of such deemed Sublicensee Royalties set forth in Section 4.5; and

(ii) non-compensatory damages shall be treated as Net Sales for purposes of Section 4.3, with Aratana paying to Advaxis, or Advaxis retaining (as applicable), the applicable percentage of such deemed Net Sales set forth in Section 4.3.

6.6 Third Party Infringement Claims. Each party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the parties pursuant to this Agreement infringes or may infringe the intellectual property rights of such Third Party. Advaxis shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by Advaxis’s activities at its own expense and by counsel of its own choice. Aratana shall have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by Aratana’s activities at its own expense and by counsel of its own choice. Neither party shall have the right to settle any patent infringement litigation under this Section 6.6 in a manner that diminishes the rights or interests of the other party without the written consent of such other party (which shall not be unreasonably withheld).

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6.7 Trademarks. Aratana shall have the sole right to select the trademarks for use with any Product for use by or on behalf of Aratana or any of its Affiliates or Sublicensees in connection with the marketing and sale of Products in the Aratana Field (“Aratana Product Marks”) and shall own and retain all right, title and interest in and to the Aratana Product Marks, and all goodwill associated with or attached to the Aratana Product Marks arising out of the use thereof by Aratana, its Affiliates and Sublicensees shall inure to the benefit of Aratana. Notwithstanding the foregoing, Aratana shall not select as an Aratana Product Mark any trademark that incorporates, or is confusingly similar to, any Advaxis trademark used by or on behalf of Advaxis or any of its Affiliates or Third Party licensees in connection with the marketing and sale of any Advaxis product or any corporate trade name, registered trademark or logo of Advaxis, in each case, without Advaxis’s prior written approval, which Advaxis may withhold in its sole discretion.

7. Representations and Warranties; Limitation of Liability.

7.1 Mutual Representations and Warranties. Each party represents and warrants to the other party that: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it. Each party covenants to the other party that such party will not enter into any agreement that conflicts with this Agreement.

7.2 Advaxis Representations and Warranties. Advaxis hereby represents and warrants to Aratana, as of the Effective Date, that: (a) Exhibit A attached hereto contains a true and complete list of the existing Advaxis Patents; (b) Advaxis is the sole owner of the Advaxis Patents; (c) Advaxis has not granted to any Third Party any license or other right with respect to the Advaxis Technology in the Aratana Field; (d) Advaxis is not a party to any legal action, suit or proceeding relating to the Advaxis Technology; and (e) Advaxis has not received any written communication from any Third Party claiming that the manufacture, use, import, offer for sale, and sale of Constructs, Compounds or Products in the Aratana Field infringes or misappropriates any Patent or other intellectual property rights of any Third Party.

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7.3 Debarment. During the Term, neither party shall, in the development of Compound or Product, use any employee or consultant that is debarred by any Regulatory Authority or, to its knowledge, is the subject of debarment proceedings by any Regulatory Authority.

7.4 Disclaimer. Except as expressly set forth in this Agreement, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENTS, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

7.5 Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 8, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT; provided, however, that this Section 7.5 shall not be construed to limit either party’s indemnification obligations under Article 10.

8. Confidentiality.

8.1 Confidential Information. Each party recognizes that it will receive access to Confidential Information (as defined below) of the other party, the unauthorized disclosure or unauthorized use of which may cause irreparable damage to the other party. “Confidential Information” shall mean all scientific, regulatory, marketing, financial, and commercial information or data, whether communicated in written, oral, graphic, electronic or visual form, that is provided by one party (the “Disclosing Party”) to the other party (the “Receiving Party”) in connection with this Agreement; provided, however, that: (a) all Results and all Combination Inventions shall be deemed Confidential Information of both parties, and each party shall be deemed both a Disclosing Party and a Receiving Party with respect thereto; and (b) all Advaxis Inventions shall be deemed the Confidential Information of Advaxis only, and Advaxis shall be deemed the Disclosing Party and Aratana the Receiving Party with respect thereto. Except as expressly set forth in this Agreement or as otherwise agreed in writing by the parties, the Receiving Party agrees that it will keep strictly confidential, in accordance with the terms and conditions of this Article 8, the Disclosing Party’s Confidential Information, shall use the Disclosing Party’s Confidential Information solely as expressly authorized by this Agreement, and shall not disclose the Confidential Information to any third party without the prior written consent of the Disclosing Party. The Receiving Party shall use at least the same degree of care to protect the Disclosing Party’s Confidential Information as the Receiving Party would use to protect its own Confidential Information, but no less than reasonable care. Notwithstanding the foregoing, the Receiving Party may share the Disclosing Party’s Confidential Information with those of its officers, directors, employees, consultants and other representatives that have a need to know such information for the purposes expressly authorized by this Agreement, have been advised by the Receiving Party of the Receiving Party’s obligations under this Agreement, and are contractually or legally bound by obligations of non-disclosure and non-use at least as stringent as those contained herein. The failure of any officer, director, employee, consultant or other representative of the Receiving Party to comply with the terms and conditions of this Agreement shall be considered a breach of this Agreement by the Receiving Party.

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8.2 Exceptions. Confidential Information of the Disclosing Party shall not include information that the Receiving Party can demonstrate by competent evidence: (a) was in the public domain at the time of disclosure by the Disclosing Party (or, in the case of Results, Advaxis Inventions or Combination Inventions, at the time of generation of such Results, Advaxis Inventions or Combination Inventions); (b) later became part of the public domain through no act or omission of the Receiving Party in breach of this Agreement; (c) is lawfully disclosed to the Receiving Party on a non-confidential basis by a third party having the right to disclose it; or (d) was already known by the Receiving Party at the time of receiving such information from the Disclosing Party, as evidenced by its pre-existing written records (provided that the exception set forth in this clause (d) shall not apply to Results, Advaxis Inventions or Combination Inventions).

8.3 Authorized Disclosure. The Receiving Party may disclose Confidential Information as expressly permitted by this Agreement, or if and to the extent such disclosure is reasonably necessary in the following instances:

(a) filing or prosecuting Patents as permitted by this Agreement;

(b) enforcing the Receiving Party’s rights under this Agreement;

(c) prosecuting or defending litigation as permitted by this Agreement;

(d) complying with applicable court orders or governmental regulations or rules of a securities exchange;

(e) in the case of Aratana, in regulatory filings and submissions with respect to Products in the Aratana Field;

(f) in the case of Advaxis, in regulatory filings and submissions with respect to Advaxis Products in the Advaxis Field;

(g) disclosure to the Receiving Party’s Affiliates, provided that Confidential Information so disclosed shall remain subject to this Article 8;

(h) in the case of Aratana, disclosure to Sublicensees and bona fide potential Sublicensees, on the condition that each such Third Party agrees to be bound by confidentiality and non-use obligations that are no less stringent than the terms of this Agreement;

(i) in the case of Advaxis, disclosure to licensees and bona fide potential licensees of Advaxis Products in the Advaxis Field, on the condition that each such Third Party agrees to be bound by confidentiality and non-use obligations that are no less stringent than the terms of this Agreement; and

(j) disclosure to Third Parties in connection with due diligence or similar investigations by such Third Parties, and disclosure to potential Third Party investors in confidential financing documents, provided, in each case, that any such Third Party agrees to be bound by reasonable obligations of confidentiality and non-use.

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Notwithstanding the foregoing, in the event the Receiving Party is required to make a disclosure of the other party’s Confidential Information pursuant to Section 8.3(c) or Section 8.3(d), it shall, except where impracticable, give reasonable advance notice to the Disclosing Party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as such party would use to protect its own confidential information, but in no event less than reasonable efforts. In any event, the Receiving Party agrees to take all reasonable action to avoid unauthorized disclosure and unauthorized use of Confidential Information.

8.4 Confidentiality of Agreement. Except as otherwise provided in this Article 8, each party agrees not to disclose to any Third Party the terms or existence of this Agreement without the prior written consent of the other party hereto, except that each party may make such disclosure to the extent permitted under Section 8.3 and, after the initial announcement of this Agreement pursuant to Section 8.6, each party may disclose the terms of this Agreement that have previously been made public as contemplated by Section 8.6. The parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by either party with the Securities and Exchange Commission or as otherwise required by law.

8.5 Publications. Each party recognizes that, following the Effective Date, the publication of papers including Results and other information regarding Products in the Aratana Field, including oral presentations and abstracts, may be beneficial to both parties provided such publications are subject to reasonable controls to protect Confidential Information. Accordingly, Advaxis shall have the right to review and comment on any material proposed for disclosure or publication by Aratana, such as by oral presentation, manuscript or abstract, relating to the development, manufacture or commercialization of Products. Before any such material is submitted for publication, Aratana shall deliver a complete copy to Advaxis at least forty-five (45) days prior to submitting the material to a publisher or initiating any other disclosure. Advaxis shall review any such material and give its comments to Aratana within thirty (30) days of the delivery of such material to Advaxis. With respect to oral presentation materials and abstracts, Advaxis shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to Aratana with appropriate comments, if any, but in no event later than thirty (30) days from the date of delivery to Advaxis. Aratana shall comply with Advaxis’s request to delete references to Confidential Information of Advaxis (other than Results) in any such material and agrees to delay any submission for publication or other public disclosure for a period of up to an additional ninety (90) days for the purpose of permitting the preparation and filing of appropriate patent applications.

8.6 Publicity. The parties agree that no public announcement of this Agreement shall be made by either party unless and until the occurrence of the Effective Date, provided that if, prior to the Effective Date, a party determines, based on advice of counsel, that it is required by Applicable Laws or rules of a securities exchange to make any public announcement regarding this Agreement, such public announcement shall be subject to the provisions of this Section 8.6 that are applicable to public announcements after the Effective Date. Promptly following the Effective Date, the parties shall mutually agree in good faith upon the text of the initial press release announcing this Agreement. It is further acknowledged that each party may desire or be required to issue one or more subsequent press releases relating to this Agreement or activities hereunder. The parties agree to consult with each other reasonably and in good faith with respect to the text and timing of any such press release prior to the issuance thereof, provided that a party may not unreasonably withhold consent to such releases, and that either party may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with Applicable Law or with the requirements of any stock exchange on which securities issued by a party or its Affiliates are traded. In the event of such a required public announcement, to the extent practicable under the circumstances, the party making such announcement shall use commercially reasonable efforts to provide the other party with a copy of the proposed text of such announcement sufficiently in advance of the scheduled release to afford such other party a reasonable opportunity to review and comment upon the proposed text. Each party may make public statements regarding this Agreement in response to questions by the press, analysts, investors or those attending industry conferences or financial analyst calls, or issue press releases, so long as any such public statement or press release is consistent with prior public disclosures or public statements approved by the other party pursuant to this Section 8.6 or permitted by Section 8.3 and does not reveal non-public information about the other party. In addition, each party shall have the right, without the other party’s prior written consent, to disclose to Third Parties, and to make public disclosures (via any medium) of, any information relating to this Agreement or any activity hereunder that has already been publicly disclosed in accordance with the preceding provisions of this Section 8.6 or as permitted by Section 8.3.

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9. Term; Termination.

9.1 Term. The term of this Agreement (the “Term”) shall begin on the Effective Date and, unless earlier terminated in accordance with this Article 9, shall expire upon expiration of all royalty payment obligations of Aratana under this Agreement.

9.2 Termination by Aratana At Will. Aratana shall have the right to terminate this Agreement at will at any time upon 90 days’ prior written notice of termination to Advaxis.

9.3 Termination for Breach. A party shall have the right to terminate this Agreement upon written notice to the other party if such other party is in material breach of this Agreement and has not cured such breach within sixty (60) days (or thirty (30) days with respect to any payment breach) after notice from the terminating party requesting cure of the breach. Any such termination shall become effective at the end of such sixty (60)-day (or thirty (30)-day with respect to any payment breach) period unless the breaching party has cured such breach prior to the end of such period. Any right to terminate under this Section 9.3 shall be stayed and the cure period tolled in the event that, during any cure period, the party alleged to have been in material breach shall have initiated dispute resolution in accordance with Article 11 with respect to the alleged breach, which stay and tolling shall continue until such dispute has been resolved in accordance with Article 11.

9.4 Termination for Patent Challenge. Advaxis shall have the right to terminate this Agreement immediately upon written notice to Aratana if Aratana or any of its Affiliates or Sublicensees, directly or indirectly through any Third Party, commences any interference or opposition proceeding with respect to, challenges the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to, any Advaxis Patent.

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9.5 Consequences of Expiration or Termination.

(a)  Expiration. Upon expiration of this Agreement pursuant to Section 9.1, the license granted to Aratana under Section 2.1 shall survive such expiration and become fully-paid, non-exclusive, irrevocable and perpetual basis. To that end, upon expiration of this Agreement, each party may hold and use all data, reports, records, information and materials that relate to or are prepared in the course of their development activities with respect to such Product and may in its sole discretion continue any sublicense granted by it under this Agreement. For the avoidance of doubt, Advaxis’s irrevocable right of reference under Section 2.8 shall survive expiration or any termination of this Agreement.

(b)  Termination. Upon any termination of this Agreement for any reason after the Effective Date, the license granted to Aratana under Section 2.1 shall terminate and all such license rights shall revert to Advaxis. Within thirty (30) days after such termination:

(i) Aratana shall return to Advaxis all Confidential Information of Advaxis and all Advaxis Technology that is in Aratana’s or its Affiliates’ possession, including any and all documentation and other tangible embodiments thereof, except that Aratana may retain one archival copy of Advaxis’s Confidential Information solely for purposes of monitoring compliance with its obligations hereunder; and

(ii) Advaxis shall return to Aratana all Confidential Information of Aratana and all Aratana Technology that is in Advaxis’s or its Affiliates’ possession, including any and all documentation and other tangible embodiments thereof, which Confidential Information or Aratana Technology is not necessary or useful for the exercise of the license granted to Advaxis pursuant to Section 2.7 or, if applicable, the license granted to Advaxis pursuant to Section 9.5(c)(i) below, except that Advaxis may retain one (1) archival copy of the Confidential Information that Advaxis is obligated to return to Aratana solely for purposes of monitoring compliance with its obligations hereunder. Advaxis may retain and use all Confidential Information of Aratana and all Aratana Technology that is in Advaxis’s or its Affiliates’ possession, including any and all documentation and other tangible embodiments thereof, as necessary or useful for the exercise of the license granted to Advaxis pursuant to Section 2.7 and/or, if applicable, the license granted to Advaxis pursuant to Section 9.5(c)(i) below, subject, in each case, to the surviving terms and conditions of this Agreement.

In addition to the foregoing, Aratana shall, as directed by Advaxis, either wind-down any ongoing development activities with respect to Compounds or Products in the Aratana Field in an orderly fashion or promptly transition such development activities to Advaxis or its designee, in compliance with all Applicable Laws, rules and regulations and international guidelines.

(c) Additional Consequences of Certain Terminations After Effective Date. In addition to the consequences set forth in Section 9.5(b), the following provisions shall apply solely in the event of termination of this Agreement either by Advaxis pursuant to Section 9.3 or Section 9.4, or by Aratana pursuant to Section 9.2 (but not termination of this Agreement by Aratana pursuant to Section 9.3):

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(i) effective as of such termination, Aratana shall, and it hereby does, grant to Advaxis a non-exclusive, royalty-free, fully-paid, irrevocable, perpetual license, with the right to sublicense through multiple tiers of sublicense, under the Aratana Technology actually practiced by Aratana in connection with Products pursuant to and during the term of this Agreement, and Aratana’s interest in the Joint Patents, solely to develop, make, have made, use, sell, offer for sale, and import Products in the Aratana Field (it being understood that the foregoing license shall include Sublicensee Technology only to the extent, if any, that Aratana has the right to sublicense such Sublicensee Technology in the Aratana Field); and

(ii) as promptly as practicable (and in any event within ninety (90) days) after such termination, Aratana shall: (A) to the extent not previously provided to Advaxis, deliver to Advaxis true, correct and complete copies of all Aratana Regulatory Filings and disclose to Advaxis all previously-disclosed Aratana Know-How; (B) transfer or assign, or cause to be transferred or assigned, to Advaxis or its designee (or to the extent not so assignable, take all reasonable actions to make available to Advaxis or its designee the benefits of) all Aratana Regulatory Filings held in the name of Aratana or any of its Affiliates; and (C) take such other actions and execute such other instruments, assignments and documents as may be necessary to effect, evidence, register and record the transfer, assignment or other conveyance of rights to Advaxis under this Section 9.5(c).

(d) Royalty and Payment Obligations. Termination of this Agreement by either party for any reason will not release Aratana from any obligation to pay royalties or milestones or to make any payments to Advaxis which were accrued prior to the effective date of termination (including for milestone events achieved prior to the date of termination) or that relate to Product(s) or country/countries to which such termination does not relate. However, termination of this Agreement by either party for any reason will release Aratana from any obligation to pay royalties or make any payments to Advaxis which would have otherwise become accrued after the effective date of termination (provided that Aratana shall be obligated to pay royalties after the effective date of termination for Products sold prior to such effective date).

(e) Non-Exclusive Remedy for Breach. The provisions of this Section 9 for breach of this Agreement are not intended to be exclusive and are without prejudice to the rights of the Parties to seek any other rights and remedies that they may have under this Agreement, at law or in equity or otherwise.

9.6 Surviving Obligations. Neither expiration nor termination of this Agreement shall relieve either party of any obligation accruing prior to such expiration or termination. In addition, Sections 2.5, 2.6, 2.7, 2.8, 5.3, 5.4, 5.5, 6.1, 6.2, 7.4, 7.5, 8.1, 8.2, 8.3, 8.4, 8.6, 9.5 and 9.6 and Articles 10, 11 and 12 shall survive any expiration or termination of this Agreement, in addition to any other obligations that are expressly provided for elsewhere in this Article 9 to survive expiration or termination of this Agreement.

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10. Indemnification.

10.1 Indemnification by Aratana. Aratana hereby agrees to save, defend, indemnify and hold harmless Advaxis, its Affiliates and their respective officers, directors, employees, consultants and agents (the “Advaxis Indemnitees”) from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees (“Losses”), to which any Advaxis Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of (a) the development, manufacture, use, handling, storage, sale, distribution or other disposition of Compound, Constructs, Compounds or Products in the Aratana Field by or on behalf of Aratana or any of its Affiliates or Sublicensees, (b) the gross negligence or willful misconduct of any Aratana Indemnitee (defined below), or (c) the breach by Aratana of any warranty, representation, covenant or agreement made by it in this Agreement; except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of any Advaxis Indemnitee or the breach by Advaxis of any warranty, representation, covenant or agreement made by it in this Agreement.

10.2 Indemnification by Advaxis. Advaxis hereby agrees to save, defend, indemnify and hold harmless Aratana, its Affiliates and their respective officers, directors, employees, consultants and agents (the “Aratana Indemnitees”) from and against any and all Losses to which any Aratana Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of (a) the gross negligence or willful misconduct of any Advaxis Indemnitee, (b) the breach by Advaxis of any warranty, representation, covenant or agreement made by Advaxis in this Agreement, or (c) the development, manufacture, use, handling, storage, sale, distribution or other disposition of Constructs, Compounds or Products by or on behalf of Advaxis or any of its Affiliates or licensees in the Advaxis Field; in each case, except to the extent such Losses result from the gross negligence or willful misconduct of any Aratana Indemnitee or the breach by Aratana of any warranty, representation, covenant or agreement made by Aratana in this Agreement.

10.3 Control of Defense. In the event a party seeks indemnification under Section 10.1 or 10.2, it shall inform the other party (the “Indemnifying Party”) of a claim as soon as reasonably practicable after such party (the “Indemnified Party”) receives notice of the claim (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a claim as provided in this Section 10.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually damaged as a result of such failure to give notice), shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim. The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto, that imposes any liability or obligation on the Indemnified Party or that acknowledges fault by the Indemnified Party; in each case, without the prior written consent of the Indemnified Party.

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11. Dispute Resolution.

11.1 Disputes. Subject to Section 11.4, upon the written request of either party to the other party, any claim, dispute, or controversy as to the breach, enforcement, interpretation or validity of this Agreement will be referred to the Chief Executive Officers of the parties for attempted resolution. In the event the Chief Executive Officers are unable to resolve such matter within thirty (30) days after the initial written request, then, upon the written demand of either party, the matter shall be subject to arbitration, as provided in Section 11.2, except as expressly set forth in Section 11.4.

11.2 Arbitration.

(a) Claims. Subject to Section 11.4 below, any dispute that is not resolved under Section 11.1 within 30 days after a party’s initial written request for resolution, shall be resolved by final and binding arbitration administered by JAMS (the “Administrator”) in accordance with its Comprehensive Arbitration Rules and Procedures (the “Rules”), except to the extent any such Rule conflicts with the express provisions of this Section 11.2. (Capitalized terms used but not otherwise defined in this Section 11.2 shall have the meanings provided in the Rules.) The Arbitration shall be conducted by one neutral arbitrator selected in accordance with the Rules, provided that such individual shall not be a current or former employee or director, or a current stockholder, of either party, any of their respective Affiliates or any Sublicensee. The Arbitration shall be held in Kansas City, Kansas, if Advaxis makes the demand for arbitration, and in Princeton, New Jersey, if Aratana makes the demand for arbitration.

(b) Discovery. Within forty-five (45) days after selection of the Arbitrator, the Arbitrator shall conduct the Preliminary Conference. In addressing any of the subjects within the scope of the Preliminary Conference, the Arbitrator shall take into account both the needs of the parties for an understanding of any legitimate issue raised in the Arbitration and the desirability of making discovery efficient and cost-effective. In that regard, the parties agree to the application of the E-Discovery procedures set forth in Rule 16.2(c) of JAMS’ Expedited Procedures. In addition, each party shall have the right to take up to forty (40) hours of deposition testimony, including expert deposition testimony. The parties agree that the Arbitrator shall set a discovery cutoff not to one-hundred twenty (120) (rather than one-hundred five (105)) calendar days after the Preliminary Conference. These dates may be extended by the Arbitrator for good cause shown.

(c) Hearing; Decision. The Hearing shall commence within sixty (60) calendar days after the discovery cutoff. The Arbitrator shall require that each party submit concise written statements of position and shall permit the submission of rebuttal statements, subject to reasonable limitations on the length of such statements to be established by the Arbitrator. The Hearing shall be no longer than 5 business days in duration. The Arbitrator shall also permit the submission of expert reports. The Arbitrator shall render the Award within thirty (30) days after the Arbitrator declares the Hearing closed, and the Award shall include a written statement describing the essential findings and conclusions on which the Award is based, including the calculation of any damages awarded. The Arbitrator will, in rendering his or her decision, apply the substantive law of the State of Delaware, without giving effect to its principles of conflicts of law, and without giving effect to any rules or laws relating to arbitration. The Arbitrator’s authority to award special, incidental, consequential or punitive damages shall be subject to the limitation set forth in Section 7.5. The Award rendered by the Arbitrator shall be final, binding and non-appealable, and judgment may be entered upon it in any court of competent jurisdiction.

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(d) Costs. Each party shall bear its own attorney’s fees, costs, and disbursements arising out of the Arbitration, and shall pay an equal share of the fees and costs of the Arbitrator; provided, however, the Arbitrator shall be authorized (but not required) to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for all or any portion of its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the Administrator and the Arbitrator.

11.3 Confidentiality of Arbitration. Except to the extent necessary to confirm or enforce the Arbitrator’s award, the existence, content and results of an Arbitration, including without limitation any and all proceedings and decisions of the Arbitrator, shall be deemed Confidential Information of each of the parties, and shall be subject to Article 8.

11.4 Injunctive Relief; Court Actions. Nothing in this Agreement shall prevent either party from seeking from any court of competent jurisdiction any injunctive or other equitable relief in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing discussions between the parties or any ongoing arbitration proceeding. No such request shall be deemed incompatible with the parties’ agreement to Arbitration, nor shall it be deemed a waiver by either party of any right or remedy under this Agreement (including, without limitation, the right to arbitrate in accordance with Section 11.2). In addition, either party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the validity, construction, scope, enforceability, infringement or other violations of Patents or other intellectual property rights, and no such claim shall be subject to Arbitration pursuant to Section 11.2.

12. Miscellaneous.

12.1 Bankruptcy Code. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar laws in any jurisdiction outside the U.S. (collectively, the “Bankruptcy Laws”), licenses of rights to be “intellectual property” as defined under the Bankruptcy Laws. If a case is commenced during the Term by or against a party under Bankruptcy Laws then, unless and until this Agreement is rejected as provided in such Bankruptcy Laws, such party (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall perform all of the obligations provided in this Agreement to be performed by such party. If a case is commenced during the Term by or against a party under the Bankruptcy Laws, this Agreement is rejected as provided in the Bankruptcy Laws and the other party elects to retain its rights hereunder as provided in the Bankruptcy Laws, then the party subject to such case under the Bankruptcy Laws (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee), shall provide to the other party copies of all Information necessary for such other party to prosecute, maintain and enjoy its rights under the terms of this Agreement promptly upon such other party’s written request therefor. All rights, powers and remedies of the non-bankrupt party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the Bankruptcy Laws) in the event of the commencement of a case by or against a party under the Bankruptcy Laws.

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12.2 No Implied License. No right or license under any Patents or Information of either party is granted or shall be granted by implication. All such rights or licenses are or shall be granted only as expressly provided in this Agreement.

12.3 Governing Law. This Agreement shall be governed and construed and the rights of the parties determined in accordance with the laws of the State of Delaware, without reference to its conflicts of law principles.

12.4 Entire Agreement; Modification. This Agreement (including the Exhibits hereto) is both a final expression of the parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein, including without limitation the Nondisclosure Agreement between the parties dated October 31, 2013, with all information disclosed thereunder being deemed to be disclosed pursuant to this Agreement and subject to Article 8. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the parties to this Agreement.

12.5 Relationship between the Parties. The parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the parties. Neither party is a legal representative of the other party and neither party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party for any purpose whatsoever.

12.6 Non-Waiver. The failure of a party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such party.

12.7 Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided, however, that either party may assign this Agreement and its rights and obligations hereunder without the other party’s consent: (a) in connection with the transfer or sale of all or substantially all of the business of such party to which this Agreement relates to a Third Party, whether by merger, sale of stock, sale of assets or otherwise, provided that in the event of such a transaction (whether this Agreement is actually assigned or is assumed by the acquiring party by operation of law (e.g., in the context of a reverse triangular merger)), intellectual property rights of the acquiring party to such transaction (if other than one of the parties to this Agreement) shall not be included in the technology licensed hereunder or otherwise subject to this Agreement; or (b) to an Affiliate, provided that the assigning party shall remain liable and responsible to the non-assigning party hereto for the performance and observance of all such duties and obligations by such Affiliate. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties, and the name of a party appearing herein will be deemed to include the name of such party’s successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment not in accordance with this Agreement shall be void.

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12.8 No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it.

12.9 Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, then such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

12.10 Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier, to the party to be notified at its address(es) given below, or at any address such party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if mailed, three (3) days after the date of postmark; or (c) if delivered by overnight courier, the next business day the overnight courier regularly makes deliveries.

If to Aratana, notices must be addressed to:

Aratana Therapeutics, Inc.

1901 Olathe Boulevard

Kansas City, KS 66103

Attention: Steven St. Peter, President and Chief Executive Officer

Telephone: (913) 951-2133

Facsimile: (913) 904-9641

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With a required copy to:

Latham and Watkins

John Hancock Tower, 20th Floor

200 Clarendon Street

Boston, MA 02116

Attention: Judith Hasko and Pete Handrinos

Telephone: (617) 948-6000

Facsimile: (617) 948-6001

If to Advaxis, notices must be addressed to:

305 College Road East

Princeton, New Jersey 08540

Attn: Daniel J. O’Connor

12.11 Force Majeure. Except for the obligation to make payment when due, each party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such party’s reasonable control, including but not limited to acts of nature, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, acts of terrorism, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, any strike or labor disturbance, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur. Notice of a party’s failure or delay in performance due to force majeure must be given to the other party within ten (10) days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any party be required to prevent or settle any labor disturbance or dispute.

12.12 Interpretation. The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. All references in this Agreement to the singular shall include the plural where applicable. Unless otherwise specified, references in this Agreement to any section shall include all subsections and paragraphs in such section and references in this Agreement to any subsection shall include all paragraphs in such subsection. All references to days in this Agreement shall mean calendar days, unless otherwise specified. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement shall be in the English language.

12.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Agreement may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.

[Signature page follows]

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In Witness Whereof, the parties hereto hereby execute this Agreement as of the date first set forth above.

Advaxis , Inc.		Aratana Therapeutics, Inc.

By:	/s/ Dan O’Connor	By:	/s/ Steven St. Peter
Name:	Dan O’Connor	Name:	Steven St. Peter
Title:	Chief Executive Officer	Title:	President and CEO

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Exhibit A

ADVAXIS PATENTS

Serial No.	Title	Status	Filing Date	Patent No.	Patent term*¥ * Not including PTA under 35 USC §156 ¥ Including PTA under 35 USC §154

08/366,477	LIVE, RECOMBINANT LISTERIA MONOCYTOGENES AND PRODUCTION OF CYTOTOXIC T-CELL RESPONSE	Granted	30-Dec-1994	5,830,702	3-Nov-15

09/535,212	METHODS AND COMPOSITIONS FOR IMMUNOTHERAPY OF CANCER	Granted	27-Mar-00	6,565,852	08-Nov-14

10/441,851	METHODS AND COMPOSITIONS FOR IMMUNOTHERAPY OF CANCER	Granted	20-May-03	7,135,188	8-Nov-14

10/949,667	METHODS AND COMPOSITIONS FOR IMMUNOTHERAPY OF CANCER	Granted	24-Sep-04	7,794,729	13-Jul-16

11/223,945	LISTERIA-BASED AND LLO-BASED VACCINES	Granted	13-Sep-05	7,820,180	13-Jul-16

11/715,497	COMPOSITIONS AND METHODS FOR TREATMENT OF CERVICAL CANCER	Granted	8-Mar-07	8,114,414	11-Sep-15

A-1

13/314,583	COMPOSITIONS AND METHODS FOR TREATMENT OF CERVICAL DYSPLASIA	Pending	08-Dec-11		24-Sep-24 (approximate)

13/090,159	IMMUNOTHERAPEUTIC, ANTI-TUMORIGENIC COMPOSITIONS AND METHODS OF USE THEREOF	Pending	19-Apr-2011		19-Apr-2031 (approximate)

08/336,372	SPECIFIC IMMUNOTHERAPY OF CANCER USING A LIVE RECOMBINANT BACTERIAL VACCINE VECTOR	Granted	08-Nov- 94	6,051,237	18-Apr-17

10/541,614	COMPOSITIONS, METHODS AND KITS FOR ENHANCING THE IMMUNOGENICITY OF A BACTERIAL VACCINE VECTOR	Granted	27-Apr-06	8,337,861	1-Jan-26

13/876,810	THE USE OF LISTERIA VACCINE VECTORS TO REVERSE VACCINE UNRESPONSIVENESS IN PARASITICALLY INFECTED INDIVIDUALS	Pending	13-Jun-13		03-Oct-2031 (approximate)

08/972,902	IMMUNOGENIC COMPOSITIONS COMPRISING DAL/DAT DOUBLE-MUTANT, AUXOTROPHIC, ATTENUATED STRAINS OF LISTERIA AND THEIR METHODS OF USE	Granted	18-Nov-97	6,099,848	18-Nov-17

10/660,194	IMMUNOGENIC COMPOSITIONS COMPRISING DAL/DAT DOUBLE MUTANT, AUXOTROPHOIC ATTENUATED STRAINS OF LISTERIA AND THEIR METHODS OF USE	Granted	11-Sep-03	7,488,487	18-Nov-17

A-2

Serial No.	Title	Status	Filing date	Patent No.	Patent term*¥ * Not including PTA under 35 USC §156 ¥ Including PTA under 35 USC §154

11/203,415	METHODS FOR CONSTRUCTING ANTIBIOTIC RESISTANCE FREE VACCINES	Pending	13-Aug-05		13-Aug-25 (approximate)

11/785,249	ANTIBIOTIC RESISTANCE FREE VACCINES AND METHODS FOR CONSTRUCTING AND USING SAME	Granted	16-Apr-07	7,855,064	30-Jan-26

11/818,965	ANTIBIOTIC RESISTANCE FREE LISTERIA STRAINS AND METHODS FOR CONSTRUCTING AND USING SAME	Granted	27-Apr-07	7,858,097	14-Jan-27

11/798,177	COMPOSITIONS AND METHODS COMPRISING KLK3 OR FOLH1 ANTIGEN	Pending	10-May-07		27-Mar-20 (approximate)

12/945,386	COMPOSITIONS AND METHODS FOR PREVENTION OF ESCAPE MUTATION IN THE TREATMENT OF HER2/NEU OVER-EXPRESSING TUMORS	Pending	12-Nov-10	N/A	12-Nov-30 (approximate)

13/210,696	COMPOSITIONS AND METHODS FOR PREVENTION OF ESCAPE MUTATION IN THE TREATMENT OF HER2/NEU OVER-EXPRESSING TUMORS	Pending	16-Aug-11	N/A	12-Nov-30 (approximate)

[c.i.]	[c.i.]	[c.i.]	[c.i.]	[c.i.]	[c.i.]

A-3

Serial No.	Title	Status	Filing date	Patent No.	Patent term*¥ * Not including PTA under 35 USC §156 ¥ Including PTA under 35 USC §154

09/537,642	FUSION OF NON-HEMOLYTIC, TRUNCATED FORM OF LISTERIOLYSIN O TO ANTIGENS TO ENHANCE IMMUNOGENICITY	Granted	29-Mar-00	6,855,320	2-Aug-20

09/735,450	COMPOSITIONS AND METHODS FOR ENHANCING IMMUNOGENICITY OF ANTIGENS	Granted	13-Dec-00	6,767,542	13-Jun-20

10/239,703	COMPOSITIONS AND METHODS FOR ENHANCING IMMUNOGENICITY OF ANTIGENS	Granted	26-Mar-01	7,635,479	13-Jun-20

10/835,662	COMPOSITIONS AND METHODS FOR ENHANCING IMMUNOGENICITY OF ANTIGENS	Granted	30-Apr-04	7,588,930	29-Mar-20

13/254,607	COMPOSITIONS COMPRISING ANGIOGENIC FACTORS AND METHODS OF USE THEREOF	Pending (Allowed)	23-Jan-12		04-Mar-30 (approximate)

12/993,380	DUAL DELIVERY SYSTEM FOR HETEROLOGOUS ANTIGENS	Pending	07-Feb-11		19-May-29 (approximate)

13/290,783	RECOMBINANT NUCLEIC ACID MOLECULES, EXPRESSION CASSETTES, AND BACTERIA, AND METHODS OF USE THEREOF	Pending	07-Nov-11		19-May-29 (approximate)

A-4

Serial No.	Title	Status	Filing date	Patent No.	Patent term*¥ * Not including PTA under 35 USC §156 ¥ Including PTA under 35 USC §154

[c.i.]	[c.i.]	[c.i.]	[c.i.]		[c.i.]

11/415,271	METHODS AND COMPOSITIONS FOR TREATMENT OF NON-HODGKIN’S LYMPHOMA	Pending	2-May-06		02-May-26 (approximate)

12/213,696	NON-HEMOLYTIC LLO FUSION PROTEINS AND METHODS OF UTILIZING SAME	Pending (Allowed)	23-Jun-08		23-Jun-28 (approximate)
11/376,572	COMPOSITIONS AND METHODS FOR ENHANCING IMMUNOGENICITY OF ANTIGENS	Granted	16-Mar-06	7,655,238	13-Jun-20

09/520,207	ISOLATED NUCLEIC ACIDS COMPRISING LISTERIA DAL AND DAT GENES	Granted	7-Mar-00	6,504,020	18-Nov-17

10/136,253	ISOLATED NUCLEIC ACIDS COMPRISING LISTERIA DAL AND DAT GENES	Granted	1-May-02	6,635,749	18-Nov-17

11/376,564	COMPOSITIONS AND METHODS FOR ENHANCING IMMUNOGENICITY OF ANTIGENS	Granted	16-Mar-06	7,700,344	29-Mar-20

11/373,528	COMPOSITIONS AND METHODS FOR ENHANCING THE IMMUNOGENICITY OF ANTIGENS	Granted	13-Mar-06	7,662,396	29-Mar-20

A-5

Serial No./ Country	Title	Status	Filing Date	Patent No./ Patent date	Patent term

5811815.9 Europe	LISTERIA-BASED AND LLO-BASED VACCINES	Pending	14-Sep-05		14-Sep-25 (approximate)

8726578.1 Europe	COMPOSITIONS AND METHODS FOR TREATMENT OF CERVICAL CANCER	Pending	7-Mar-08		07-Mar-28 (approximate)

2009-552749 Japan	COMPOSITIONS AND METHODS FOR TREATMENT OF CERVICAL CANCER	Pending Allowed (Japan)	7-Mar-08		07-Mar-28 (approximate)

95939926.2 Europe, Belgium, Switzerland, Germany, France, United Kingdom, Ireland, Liechtenstein	SPECIFIC IMMUNOTHERAPY OF CANCER USING A LIVE RECOMBINANT BACTERIAL VACCINE VECTOR	Granted	3-Nov-95	790835	03-Nov-15

A-6

Serial No./ Country	Title	Status	Filing Date	Patent No./ Patent date	Patent term

2204666 Canada	SPECIFIC IMMUNOTHERAPY OF CANCER USING A LIVE RECOMBINANT BACTERIAL VACCINE VECTOR	Granted	3-Nov-95	2,204,666	03-Nov-15

515534/96 Japan	SPECIFIC IMMUNOTHERAPY OF CANCER USING A LIVE RECOMBINANT BACTERIAL VACCINE VECTOR	Granted	3-Nov-95	3995712	03-Nov-15

11863004.5 Europe	THE USE OF LISTERIA VACCINE VECTORS TO REVERSE VACCINE UNRESPONSIVENESS IN PARASITICALLY INFECTED INDIVIDUALS	Pending	3-Oct-11		3-Oct-31

201180057899.5 China	THE USE OF LISTERIA VACCINE VECTORS TO REVERSE VACCINE UNRESPONSIVENESS IN PARASITICALLY INFECTED INDIVIDUALS	Pending	3-Oct-11		3-Oct-31

3011/DELNP/2013 India	THE USE OF LISTERIA VACCINE VECTORS TO REVERSE VACCINE UNRESPONSIVENESS IN PARASITICALLY INFECTED INDIVIDUALS	Pending	3-Oct-11		3-Oct-31

A-7

Serial No./ Country	Title	Status	Filing Date	Patent No./ Patent date	Patent term

2013-531954 Japan	THE USE OF LISTERIA VACCINE VECTORS TO REVERSE VACCINE UNRESPONSIVENESS IN PARASITICALLY INFECTED INDIVIDUALS	Pending	3-Oct-11		3-Oct-31

PCT/US12/51187 International	COMPOSITIONS AND METHODS FOR PREVENTION OF ESCAPE MUTATION IN THE TREATMENT OF HER2/NEU OVER-EXPRESSING TUMORS	Pending	12-Mar-13		12-Mar-33 (approximate)

12758350.8 Europe	LISTERIA-BASED ADJUVANTS	Pending	12-Mar-12		12-Mar-32 (approximate)

201280022705.2 China	LISTERIA-BASED ADJUVANTS	Pending	12-Mar-12		12-Mar-32 (approximate)

8807/DELNP/2013 India	LISTERIA-BASED ADJUVANTS	Pending	12-Mar-12		12-Mar-32 (approximate)

2,829,960 Canada	LISTERIA-BASED ADJUVANTS	Pending	12-Mar-12		12-Mar-32 (approximate)

A-8

Serial No./ Country	Title	Status	Filing Date	Patent No./ Patent date	Patent term

2012229218 Australia	LISTERIA-BASED ADJUVANTS	Pending	12-Mar-12		12-Mar-32 (approximate)

05808671.1 Europe	METHODS FOR CONSTRUCTING ANTIBIOTIC RESISTANCE FREE VACCINES	Pending	15-Aug-05		15-Aug-25 (approximate)

2007-525861 Japan	METHODS FOR CONSTRUCTING ANTIBIOTIC RESISTANCE FREE VACCINES	Pending	15-Aug-05		15-Aug-25 (approximate)

98957980 Europe, Germany, France, United Kingdom	BACTERIAL VACCINES COMPRISING AUXOTROPHIC, ATTENUATED STRAINS OF LISTERIA EXPRESSING HETEROLOGOUS ANTIGENS	Granted	13-Nov-98	1032417	13-Nov-18

14108/99 Australia	BACTERIAL VACCINES COMPRISING AUXOTROPHIC, ATTENUATED STRAINS OF LISTERIA EXPRESSING HETEROLOGOUS ANTIGENS	Granted	13-Nov-98	730296	13-Nov-18

A-9

Seriel No./ Country	Title	Status	Filing date	Patent No./ Patent date	Patent term

2309790 Canada	BACTERIAL VACCINES COMPRISING AUXOTROPHIC, ATTENUATED STRAINS OF LISTERIA EXPRESSING HETEROLOGOUS ANTIGENS	Granted	13-Nov-98	2309790	13-Nov-18

8754370.8 Europe	COMPOSITIONS AND METHODS COMPRISING KLK3, PSCA, OR FOLH1 ANTIGEN	Pending	12-May-08		12-May-28 (approximate)

2010-507485 Japan	COMPOSITIONS AND METHODS COMPRISING KLK3, PSCA, OR FOLH1 ANTIGEN	Pending	12-May-08		12-May-28 (approximate)

10830785.1 Europe	COMPOSITIONS AND METHODS FOR PREVENTION OF ESCAPE MUTATION IN THE TREATMENT OF HER2/NEU OVER-EXPRESSING TUMORS	Pending	12-Nov-10		12-May-28 (approximate)

2012-539021 Japan	COMPOSITIONS AND METHODS FOR PREVENTION OF ESCAPE MUTATION IN THE TREATMENT OF HER2/NEU OVER-EXPRESSING TUMORS	Pending	12-Nov-10		12-Nov-30 (approximate)

102129605 Taiwan	COMPOSITIONS AND METHODS FOR PREVENTION OF ESCAPE MUTATION IN THE TREATMENT OF HER2/NEU OVER-EXPRESSING TUMORS	Pending	16-Aug-13		16-Aug-32 (approximate)

A-10

Serial No./ Country	Title	Status	Filing Date	Patent No./ Patent date	Patent term

12824212.0 Europe	COMPOSITIONS AND METHODS FOR PREVENTION OF ESCAPE MUTATION IN THE TREATMENT OF HER2/NEU OVER-EXPRESSING TUMORS	Pending	16-Aug-12		16-Aug-32 (approximate)

Not yet available (Japan)	COMPOSITIONS AND METHODS FOR PREVENTION OF ESCAPE MUTATION IN THE TREATMENT OF HER2/NEU OVER-EXPRESSING TUMORS	Pending	16-Aug-12		16-Aug-32 (approximate)

1139/DELNP/2014 (India)	COMPOSITIONS AND METHODS FOR PREVENTION OF ESCAPE MUTATION IN THE TREATMENT OF HER2/NEU OVER-EXPRESSING TUMORS	Pending	16-Aug-12		16-Aug-32 (approximate)

Not yet available (Korea)	COMPOSITIONS AND METHODS FOR PREVENTION OF ESCAPE MUTATION IN THE TREATMENT OF HER2/NEU OVER-EXPRESSING TUMORS	Before filing	16-Aug-12		16-Aug-32 (approximate)

Not yet available (China)	COMPOSITIONS AND METHODS FOR PREVENTION OF ESCAPE MUTATION IN THE TREATMENT OF HER2/NEU OVER-EXPRESSING TUMORS	Before filing	16-Aug-12		16-Aug-32 (approximate)

Not yet available (Canada)	COMPOSITIONS AND METHODS FOR PREVENTION OF ESCAPE MUTATION IN THE TREATMENT OF HER2/NEU OVER-EXPRESSING TUMORS	Before filing	16-Aug-12		16-Aug-32 (approximate)

A-11

Seriel No./ Country	Title	Status	Filing Date	Patent No./ Patent date	Patent term

Not yet available (Brazil)	COMPOSITIONS AND METHODS FOR PREVENTION OF ESCAPE MUTATION IN THE TREATMENT OF HER2/NEU OVER-EXPRESSING TUMORS	Before filing	16-Aug-2012		16-Aug-32 (approximate)

Not yet available (Australia)	COMPOSITIONS AND METHODS FOR PREVENTION OF ESCAPE MUTATION IN THE TREATMENT OF HER2/NEU OVER-EXPRESSING TUMORS	Before filing	16-Aug-12		16-Aug-32 (approximate)

1928324.1 Europe	COMPOSITIONS AND METHODS FOR ENHANCING IMMUNOGENICITY OF ANTIGENS	Granted	26-Mar-01	1303299	26-Mar-21

60142689.4 Germany, France, United Kingdom	COMPOSITIONS AND METHODS FOR ENHANCING IMMUNOGENICITY OF ANTIGENS	Granted	26-Mar-01	1303299	26-Mar-21

151942 Israel	COMPOSITIONS AND METHODS FOR ENHANCING IMMUNOGENICITY OF ANTIGENS	Granted	26-Mar-01	151942	26-Mar-21

10749350.4 Europe	COMPOSITIONS COMPRISING ANGIOGENIC FACTORS AND METHODS OF USE THEREOF	Pending	4-Mar-10		04-Mar-30 (approximate)

A-12

Seriel No./ Country	Title	Status	Filing Date	Patent No./ Patent date	Patent term

2011-553117 Japan	COMPOSITIONS COMPRISING ANGIOGENIC FACTORS AND METHODS OF USE THEREOF	Pending	4-Mar-10		04-Mar-30 (approximate)

9798450.4 Europe	COMPOSITIONS AND METHODS FOR TREATMENT OF CERVICAL CANCER	Pending	22-Jun-09		22-Jun-29 (approximate)

2011-516486 Japan	COMPOSITIONS AND METHODS FOR TREATMENT OF CERVICAL CANCER	Pending	22-Jun-09		22-Jun-29 (approximate)

A-13

Exhibit B

Constructs

Certain Lm strains that have been bioengineered to secrete a fragment of the protein listeriolysin-O, fused to a tumor associated antigen (TAA) or other antigen of interest (“Lm-LLO Immunotherapies”) as further described below:

●	[c.i.]

●	[c.i.]

●	[c.i.]

●	[c.i.]

●	[c.i.]

Upon request, Aratana may license Additional Constructs for [c.i.], Osteosarcoma, [c.i.] as provided in Section 2.11, in which case, such Additional Constructs will be added to this Exhibit B.

B - 1

Exhibit C

Milestone Schedule

Osteosarcoma:

●	Milestone payment of US $1,500,000 within 180 days following the USDA Final License of Osteosarcoma Product in the US for any indication in the Aratana Field in dogs (the “US Dog Indication”).

●	Milestone payment of US $1,500,000 within 180 days following the USDA Final License of Osteosarcoma Product in the US for any indication in the Aratana Field in cats (the “US Cat Indication”).

●	Milestone payment of US $1,000,000 within 180 days following the first regulatory approval of Osteosarcoma Product in Europe for any indication in the Aratana Field in dogs (the “EU Dog Indication”).

●	Milestone payment of US $1,000,000 within 180 days following the first regulatory approval of Osteosarcoma Product in Europe for any indication in the Aratana Field in cats (the “EU Cat Indication”).

●	Milestone payment of US $1,500,000 upon achievement of $30 mm in gross annual sales revenue for US Dog Indication of Osteosarcoma Product

[c.i.]

●	Milestone payment upon Initiation of USDA Final License Trial for [c.i.] Product of US$ 1,000,000

●	Milestone payment of US $1,500,000 within 180 days following the USDA Final License of [c.i.] Product for the US Dog Indication

●	Milestone payment of US $1,500,000 within 180 days following the USDA Final License of [c.i.] Product for the US Cat Indication

●	Milestone payment of US $1,000,000 within 180 days following the first regulatory approval of [c.i.] Product for the EU Dog Indication

●	Milestone payment of US $1,000,000 within 180 days following the first regulatory approval of [c.i.] Product for the EU Cat Indication

●	Milestone payment of US $2,000,000 upon achievement of $100mm in gross annual sales revenue for US Dog Indication of [c.i.] Product

●	Milestone payment of US $2,000,000 upon achievement of $200 mm in gross annual sales revenue for US Dog Indication of [c.i.] Product

[c.i.]

●	Milestone payment upon Initiation of USDA Final License Trial for [c.i.] Product of US$ 1,000,000.

●	Milestone payment of US $1,500,000 within 180 days following the USDA Final License of [c.i.] Product for the US Dog Indication

●	Milestone payment of US $1,500,000 within 180 days following the USDA Final License of [c.i.] Product for the US Cat Indication

C - 1

●	Milestone payment of US $1,000,000 within 180 days following the first regulatory approval of [c.i.] Product for the EU Dog Indication

●	Milestone payment of US $1,000,000 within 180 days following the first regulatory approval of [c.i.] Product for the EU Cat Indication

●	Milestone payment of US $2,000,000 upon achievement of $50 mm in gross annual sales revenue for US Dog Indication of [c.i.] Product

●	Milestone payment of US $2,000,000 upon achievement of $50 mm in gross annual sales revenue for US Cat Indication of [c.i.] Product

[c.i.]

●	Milestone payment upon Initiation of USDA Final License Trial for [c.i.] Product of US$ 1,000,000.

●	Milestone payment of US $1,500,000 within 180 days following the USDA Final License of [c.i.] Product for the US Dog Indication

●	Milestone payment of US $1,500,000 within 180 days following the USDA Final License of [c.i.] Product in the US for the US Cat Indication

●	Milestone payment of US $1,000,000 within 180 days following the first regulatory approval of [c.i.] Product for the EU Dog Indication

●	Milestone payment of US $1,000,000 within 180 days following the first regulatory approval of [c.i.] Product for the EU Cat Indication

●	Milestone payment of US $2,000,000 upon achievement of $50 mm in gross annual sales revenue for US Dog Indication of [c.i.] Product

●	Milestone payment of US $2,000,000 upon achievement of $50 mm in gross annual sales revenue for US Cat Indication of [c.i.] Product

Cumulative Sales Milestones

●	One Time $[c.i.] mm Cumulative Sales milestones for all Products when gross annual sales revenue exceed $200 mm

●	One Time $[c.i.] mm Cumulative Sales Milestone for all Products when gross annual sales exceed $500 mm

For purposes of this Exhibit C, a “Final License” shall mean a license from the USDA or the equivalent governmental body outside of the United States that is granted following the conduct of a clinical trial of the relevant Product including a sufficient number of study subjects to demonstrate fully the efficacy of such Product for the intended indication and otherwise to satisfy the requirements for a final license to commercialize such Product for the relevant indication in a branded form. A Final License shall not include a conditional license (i.e., a regulatory approval granted by the USDA or equivalent governmental body outside of the United States upon a determination that there is a reasonable expectation of efficacy for the intended indication based on results of a clinical trial performed on a limited number of study subjects, under which a Product may be sold in an unbranded form).

C - 2

For purposes of this Exhibit C, the “Initiation of Final License Trial” means the initiation of a clinical trial conducted following the grant of a conditional license (as described above) for a Product that is either a separately conducted clinical trial, or an extension of a clinical trial ongoing as of the date upon which such conditional license is granted, in each case that is designed to demonstrate fully the efficacy of the Product for the intended indication and otherwise to satisfy the requirements for a final license to commercialize such Product for the relevant indication in a branded form.

The foregoing milestones assume regulatory approval of Products would be given by the USDA and not the FDA, and that if the FDA has jurisdiction over regulatory approval of Products, that these milestones will be renegotiated as set forth in Section 3.2.

C - 3

Exhibit D

SUBSCRIPTION AGREEMENT

As of March 19, 2014

Advaxis, Inc.

305 College Road East

Princeton, New Jersey 08540

Attn: Daniel J. O’Connor

1. Subscription. Aratana Therapeutics, Inc., a Delaware corporation (the “Subscriber”), hereby irrevocably subscribes for and agrees to purchase 306,122 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of Advaxis, Inc., a Delaware corporation (the “Company”). In addition, the Subscriber shall be entitled to receive, concurrently with the purchase of the Shares, a warrant (the “Warrant” and, together with the Shares and the Warrant Shares, the “Securities”) to purchase 153,061 shares (the “Warrant Shares”) of Common Stock at an exercise price of $4.90 per share. Such Warrant shall be exercisable from the date of issuance until the tenth anniversary thereof and shall be in substantially the form attached as Annex A hereto. The aggregate purchase price for the Securities shall be $1,500,000 (the “Aggregate Purchase Price”).

As soon as reasonably practicable following the execution of this Subscription Agreement and the payment of the Aggregate Purchase Price to the Company by wire transfer of immediately available funds by the Subscriber, but in no event more than three (3) business days thereafter, the Company will deliver certificates representing the Shares and the Warrant, free and clear of all restrictive and other legends (except as provided in Section 4 hereof) to the Subscriber by overnight courier.

2. Subscriber Representations, Warranties and Agreements. The Subscriber hereby acknowledges, represents and warrants as follows (with the understanding that the Company will rely on such representations and warranties in determining, among other matters, the suitability of this investment for the Subscriber for the purpose of compliance with federal and state securities laws):

(a) Not Acquiring for Distribution. The Subscriber is acquiring the Securities, as principal, for the Subscriber’s own account for investment purposes only, and not with a present intention toward or for the resale, distribution or fractionalization thereof, and no other person has a beneficial interest in the Securities. The Subscriber has no present intention of selling or otherwise distributing or disposing of the Securities, and understands that an investment in the Securities must be considered a long-term illiquid investment.

D - 1

(b) Review of Documents. In connection with this subscription, the Subscriber has carefully reviewed (i) this Subscription Agreement and (ii) the form of Warrant certificate attached as Annex A hereto. The Subscriber acknowledges that this Subscription Agreement and the Warrant certificate are not intended to set forth all of the information which might be deemed pertinent by an investor who is considering an investment in the Securities and that it is the responsibility of Subscriber (i) to determine what additional information it desires to obtain in evaluating this investment and (ii) to obtain such information from the Company.

(c) Accredited Investor Status. The Subscriber is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Act”), and has the financial means and the business, financial and investment experience and acumen to conduct an investigation as to, and to evaluate, the merits and risks of this investment. The Subscriber hereby represents that Subscriber has read, is familiar with and understands Rule 501 of Regulation D under the Act. The Subscriber understands that the Securities have not been registered under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Securities unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

(d) Information. The Subscriber has had full access to all the information which the Subscriber (or the Subscriber’s advisors) considers necessary or appropriate to make an informed decision with respect to the Subscriber’s investment in the Securities, including, but not limited to, the public filings that the Company makes with the Securities and Exchange Commission (the “Commission”) from time to time under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Subscriber acknowledges that the Company has made available to the Subscriber and the Subscriber’s advisors the opportunity to examine and copy any contract, matter or information which the Subscriber considers relevant or appropriate in connection with this investment and to ask questions and receive answers relating to any such matters including, without limitation, the financial condition, management, employees, business, obligation, corporate books and records, budgets, business plans of and other matters relevant to the Company. To the extent the Subscriber has not sought information regarding any particular matter, the Subscriber represents that it had and has no interest in doing so and that such matters are not material to the Subscriber in connection with this investment. The Subscriber has accepted the responsibility for conducting the Subscriber’s own investigation and obtaining for itself such information as to the foregoing and all other subjects as the Subscriber deems relevant or appropriate in connection with this investment. The Subscriber is not relying on any representation other than that contained herein.

(e) No Registration. The Subscriber understands that the Securities have not been registered under the Act in reliance on an exemption for private offerings provided by Section 4(a)(2) of the Act and that, as a result, the Securities will be “restricted securities” as that term is defined in Rule 144 under the Act and, accordingly, under Rule 144 as currently in effect, that the Securities must be held for at least six (6) months after the investment has been made (or indefinitely if the Subscriber is deemed an “affiliate” of the Company within the meaning of such rule) unless the Securities are subsequently registered under the Act and qualified under any other applicable securities law or exemptions from such registration and qualification are available. The Subscriber understands that the Company is under no obligation to register the Securities under the Act or to register or qualify the Securities under any other applicable securities law, or to comply with any other exemption under the Act or any other securities law, and that the Subscriber has no right to require such registration.

D - 2

(f) Power and Authority. The Subscriber has full corporate power and authority to enter into this Subscription Agreement; the Subscriber has duly authorized, executed and delivered this Subscription Agreement; this Subscription Agreement constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms; and the person executing this Subscription Agreement on behalf of the Subscriber is empowered and duly authorized to do so.

(g) Limited Market. The Subscriber acknowledges that there is either no market or a very limited market for “restricted securities” of the Company such as the Securities and that the Subscriber may not be able to sell or dispose of them; the Subscriber is able to bear the risk of illiquidity and the risk of a complete loss of this investment.

(h) Accuracy of Information Furnished. The information in any documents delivered by the Subscriber in connection with this subscription is true, correct and complete in all respects as of the date hereof. The Subscriber agrees promptly to notify the Company in writing of any change in such information after the date hereof.

(i) No General Solicitation. The offering and sale of the Securities to the Subscriber were not made through any advertisement in printed media of general and regular paid circulation, radio or television or any other form of advertisement, or as part of a general solicitation.

(j) Risk. The Subscriber recognizes that an investment in the Securities involves significant risks, which risks could give rise to the loss of the Subscriber’s entire investment in the Securities.

3. Representations and Warranties of the Company. The Company represents and warrants to the Subscriber, as of the date hereof, as follows:

(a) Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power to carry on its respective business as and where such business is now being conducted and to own, lease and operate the properties and assets now owned or operated by it and is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its properties requires such qualification.

D - 3

(b) Authority and Validity. The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by this Subscription Agreement and the Warrant and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Subscription Agreement and the Warrant by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company, and no further consent or action is required by the Company, its Board of Directors or its stockholders. The Shares have been duly authorized and, when issued against payment of the purchase price thereof, the Shares will be validly issued and fully-paid and non-assessable. The Warrant Shares have been duly authorized and, upon issuance and delivery of the Warrant Shares issuable upon exercise of the Warrant and payment of the exercise price thereof, such shares of Common Stock will be validly issued, fully-paid and non-assessable. Assuming the accuracy of the representations made by the Subscriber in Section 2, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act. The issuance of Common Stock or other securities pursuant to any provision of this Subscription Agreement or the Warrant will not give rise to any preemptive rights or rights of first refusal, co-sale rights or any other similar rights on behalf of any person or result in the triggering of any anti-dilution or other similar rights. There are no securities or instruments containing anti-dilution provisions that will be triggered by the issuance of the Securities.

(c) No Conflict. The execution, delivery and performance of this Subscription Agreement and the Warrant and the consummation of the transactions contemplated hereby and thereby do not (i) violate or conflict with the Company’s Amended and Restated Certificate of Incorporation, (ii) conflict with or result (with the lapse of time or giving of notice or both) in a breach or default under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or give any rights to receipt of any portion of the proceeds from the sale of the Securities pursuant to, any agreement or instrument to which the Company is a party or by which the Company is otherwise bound, (iii) violate any order, judgment, law, statute, rule, regulation, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations) or the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) where such violation, conflict or breach would not reasonably be expected to have a material adverse effect on the Company. This Subscription Agreement and the Warrant, when executed by the Company will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws and equitable principles relating to or limiting creditors’ rights generally).

(d) Use of Proceeds. The proceeds from the sale of the Securities will be used by the Company for working capital and other general corporate purposes.

(e) Consents/Approvals. No consents, approval, filings (other than Federal and state securities filings relating to the issuance of the Securities pursuant to applicable exemptions from registration, which the Company hereby undertakes to make in a timely fashion), authorizations or other actions of any governmental authority are required to be obtained or made by the Company for the Company’s execution, delivery and performance of this Subscription Agreement and the Warrant or the issuance and delivery of the Securities which have not already been obtained or made or will be made in a timely manner following the Closing. There are no proceedings pending before any Federal or state court or governmental agency relating to the issuance of the Securities or the transactions contemplated hereby.

D - 4

(f) Commission Documents; Financial Statements. Each document filed with the Commission by the Company Since October 31, 2013 complied in all material respects with the Exchange Act. Since October 31, 2013, (i) there have not been any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Company’s audited financial statements for the fiscal year ended October 31, 2013 included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2013, except as set forth in the Company’s unaudited financial statements included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2014, and except for changes in the ordinary course of business consistent with past practice that would not be reasonably expected, either individually or in the aggregate, to have a material adverse effect on the Company, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, which would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Company, (iii) the Company has not altered its critical accounting policies, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

(g) No Proceedings or Investigations. There is no proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that would be reasonably expected, individually or in the aggregate, to have a material adverse effect on the Company.

(h) NASDAQ Compliance. The Company has not received notice (written or oral) from the Financial Industry Regulatory Authority or NASDAQ to the effect that the Company is not in compliance with the listing or maintenance requirements of the NASDAQ Capital Market. The Company is in compliance with all such listing and maintenance requirements. The issuance and sale of the Securities under this Subscription Agreement and the Warrant does not contravene the rules and regulations of the NASDAQ Capital Market, and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver the Shares to the Subscriber. The Securities have been approved for listing on the NASDAQ Capital Market, subject to official notice of issuance.

(i) Sarbanes-Oxley Act. The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and applicable rules and regulations promulgated by the Commission thereunder.

(j) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including its subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of October 31, 2013. The Company presented in its Annual Report on Form 10-K for the fiscal year ended October 31, 2013 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of October 31, 2013. Since October 31, 2013, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

D - 5

(k) No Integrated or Aggregated Offering. Neither the Company, nor any person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Securities contemplated by this Subscription Agreement or the Warrant to be (i) integrated with prior offerings by the Company for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the NASDAQ Capital Market.

(l) Price of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock or any security of the Company to facilitate the sale or resale of the Securities.

(m) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.

(n) Shell Company Status. The Company is no longer subject to, Rule 144(i)(1) of the Securities Act.

(o) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(p) Intellectual Property.

(i)	All patents and patent applications filed by or on behalf of the Company (the “Owned Patents”) are owned or co-owned by the Company free and clear of all liens, encumbrances, except with respect to licenses granted in the ordinary course of business as such licenses and business are described in in the Company’s filings with the Commission available on EDGAR (the “Commission Documents”), defects or other restrictions, except as would not, singly or in the aggregate, have a material adverse effect on the Company; and the Company reasonably believes that the Owned Patents are (or will be upon their issuance) valid and enforceable, except as would not, singly or in the aggregate, have a material adverse effect on the Company.

D - 6

(ii)	In connection with the Company’s Owned Patents, all known prior art references material to the patentability of the Owned Patents have been disclosed or will be disclosed to the USPTO to the extent required by and in accordance with 37 C.F.R. Section 1.56; and neither the Company nor, to the Company’s knowledge, any other person has made any material misrepresentations or concealed any information material to the patentability of the Owned Patents from the USPTO in such applications or in connection with the prosecution of such applications, in violation of 37 C.F.R. Section 1.56.

(iii)	Except as set forth in the Commission Documents, to the Company’s knowledge, the Company owns or possesses rights to use, or can acquire on commercially reasonable terms ownership of or rights to use, all patents, patent applications, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property (collectively, “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted, and for the manufacture, use or sale of its presently proposed products, as described in the Commission Documents.

(iv)	The Company has not received any written notice from a third party that the Company has infringed the Intellectual Property of such third party that, singly or in the aggregate, would be reasonably expected to have a material adverse effect on the Company.

(v)	To the Company’s knowledge, and except as would not be reasonably expected to have a material adverse effect on the Company, there are no valid and enforceable rights of third parties to such Intellectual Property that are or would be infringed by the business currently conducted by the Company or in the manufacture, use, sale, offer for sale or import of its presently proposed products, as described in the Commission Documents.

(vi)	To the Company’s knowledge, there are no ongoing infringements by any third parties of any material Owned Patents in connection with the business currently conducted by the Company or its presently proposed products, as described in the Commission Documents, except as would not be reasonably expected to have a material adverse effect on the Company.

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(q) Regulatory Compliance.

(i)	The Company holds all necessary consents, authorizations, approvals, orders, certificates, registrations, exemptions, licenses, variances and permits (“Permits”) of and from, and has made all required declarations and filings with, and complied with all formal recommendations of, all federal, state, local and other governmental authorities, including, without limitation, the U.S. Food and Drug Administration (“FDA”) and comparable foreign regulatory agencies, and all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Commission Documents, except as disclosed in the Commission Documents, and except to the extent that the failure to hold such permits, or to make such declarations or filings, or to comply with such recommendations would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Company. All Permits are in full force and effect. The Company has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, suspension, cancellation, revocation, or material adverse modification thereof or results in any other impairment of the rights of the holder of any Permit, except as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Company. The Company has not received any notice of any pending or threatened claims, suit, proceeding, hearing, enforcement, audit, investigation, arbitration, or other action from any governmental entity relating to the suspension, cancellation, revocation or material adverse modification of any Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to have a material adverse effect on the Company, except as described in the Commission Documents.

(ii)	None of the FDA or other governmental entity, including any applicable foreign regulatory agency, has recommended, commenced, or, to the knowledge of the Company, threatened to initiate, any action to terminate, delay or suspend any proposed or ongoing clinical investigations conducted or proposed to be conducted by or on behalf of the Company.

(iii)	To the best of the Company’s knowledge, all the operations of the Company and all the manufacturing facilities and operations of the Company’s suppliers of products and product candidates and the components thereof manufactured in or imported into the United States are in compliance with applicable laws, rules, regulations and standards administered or enforced by the FDA and any other governmental entity, and all the operations of the Company and all the manufacturing facilities and operations of the Company’s suppliers of products and product candidates manufactured outside, or exported from, the United States are in compliance with applicable foreign regulatory requirements and standards, except to the extent that the failure to be in compliance with such laws, rules, regulations and standards would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Company.

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(iv)	Except as described in the Commission Documents, the preclinical studies and clinical trials, including target animal studies, conducted by or on behalf of the Company are being or have been conducted in accordance in all material respects with all applicable rules, regulations and policies of the FDA and any other governmental entity, including the current Good Clinical Practices and Good Laboratory Practices, and all applicable foreign regulatory requirements and standards.

(v)	The Company has operated its business and currently is in compliance in all material respects with all applicable rules, regulations and policies of the FDA or any other governmental entity, including any applicable foreign regulatory organization. Since January 1, 2011, the Company has not had any product or manufacturing site subject to a governmental entity (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental entity notice of inspectional observations, “warning letters,” “untitled letters,” other requests or requirements from any governmental entity to make changes to the Company’s products that if not complied with would reasonably be expected to result in a material liability to the Company, or similar notice from the FDA or other governmental entity alleging or asserting noncompliance with any applicable laws, Permits, or such requests or requirements of a governmental entity. To the knowledge of the Company, neither the FDA nor any other governmental entity is considering any such action.

(vi)	Since January 1, 2011, the Company has not had any recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products

(r) No Commissions. The Company has not incurred any obligation for any finder’s, broker’s or agent’s fees or commissions in connection with the transactions contemplated hereby.

(s) No Proceedings or Investigations. There is no proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that would be reasonably expected, individually or in the aggregate, to have a material adverse effect on the Company.

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4. Legends. The Subscriber understands and agrees that the Company will cause the legends set forth below or legends substantially equivalent thereto to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legend that may be required by Federal or state securities laws or deemed necessary or desirable by the Company:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION DOES NOT VIOLATE THE PROVISIONS THEREOF.

The Subscriber understands and agrees that the certificate representing the Warrant shall bear the legends set forth on the form of certificate attached hereto as Annex A, together with any other legend that may be required by Federal or state securities laws or deemed necessary or desirable by the Company.

5. General Provisions.

(a) Successors. The covenants, representations and warranties contained in this Subscription Agreement shall be binding on the Subscriber’s and the Company’s heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company. The rights and obligations contained in this Subscription Agreement may not be assigned by any party without the prior written consent of the other party.

(b) Counterparts. For the convenience of the parties, any number of counterparts hereof may be executed and each such executed counterpart shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

(c) Execution by Facsimile or Email. This Subscription Agreement may be executed by the parties and transmitted by facsimile or email (including Adobe PDF format) and if so executed and transmitted this Subscription Agreement will be for all purposes as effective as if the parties had delivered an executed original Subscription Agreement.

(d) Governing Law and Jurisdiction; Waiver of Jury Trial. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly performed within such state and without regard to conflicts of laws provisions. Any legal action or proceeding arising out of or relating to this Subscription Agreement may be instituted in the Federal or state courts sitting in the State of New York, Borough of Manhattan and the parties hereto irrevocably submit to the jurisdiction of each such court in any action or proceeding. Subscriber hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Subscription Agreement and brought in any such court, any claim that Subscriber is not subject personally to the jurisdiction of the above named courts, that Subscriber’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each party hereby waives trial by jury in any action, proceeding or counterclaim brought by any party against the other based on any matter whatsoever arising out of or in any way connected with this Subscription Agreement and the transactions contemplated hereby.

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(e) Indemnification. The Company, on the one hand, and the Subscriber, on the other hand (each an “Indemnifying Party”), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) or deficiencies resulting from any breach of a representation and warranty, covenant or agreement by the Indemnifying Party and all claims, charges, actions or proceedings incident to or arising out of the foregoing. Each person entitled to indemnification under this Section 5(e) (an “Indemnified Party”) shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section 5(e) of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not release such Indemnifying Party from any liability that it may have, otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, and, if and after such assumption, the Indemnifying Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.

(f) Compliance with the Securities Act. With a view to making available to the Subscriber the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Subscriber to sell the Securities to the public without registration, the Company covenants and agrees to: (A) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (1) such date as all of the Subscriber’s Securities may be resold without volume or manner of sale limitations pursuant to Rule 144(b) or any other rule of similar effect or (2) such date as all of the Subscriber’s Securities shall have been resold; (B) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and (C) furnish to the Subscriber upon request, as long as the Subscriber owns any Securities, (1) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (2) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, if available, except to the extent that such documents are available from the Commission on its EDGAR website, and (3) such other information as may be reasonably requested (including but not limited to, opinion of counsel) in order to avail the Subscriber of any rule or regulation of the Commission that permits the selling of any such Securities without registration.

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(g) Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile or email transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage prepaid) or guaranteed overnight delivery, to the following addresses and facsimile numbers (or to such other addresses, facsimile numbers or email addresses) which such party shall subsequently designate in writing to the other party):

(i)	if to the Company:

Advaxis, Inc.
305 College Road East
Princeton, New Jersey 08540
Attention: Greg Mayes
Email: mayes@advaxis.com

(ii)	if to the Subscriber:

Aratana Therapeutics, Inc.
1901 Olathe Boulevard
Kansas City, Kansas 66103
Attention: General Counsel
Email: jayres@aratana.com

(h) Entire Agreement. This Subscription Agreement (including any Annexes attached hereto) and any other documents delivered pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersede all prior agreements and understandings between or among the parties with respect to such subject matter.

(i) Amendment; Waiver. This Subscription Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by both parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Subscription Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any proceeding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Subscription Agreement are in addition to all other rights and remedies, at law or in equity that they may have against each other.

[Signature Page to Subscription Agreement to follow]

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[Signature Page to Subscription Agreement]

NUMBER OF SECURITIES

No. of Shares of Common Stock subscribed for: 306,122

No. of Warrant Shares: 153,061

Aggregate Purchase Price (for common stock with applicable warrant coverage): $1,500,000.00

ARATANA THERAPEUTICS, INC.

By:
Name:
Title:

ACCEPTED AND AGREED:

ADVAXIS, INC.

By:
Name:
Title:

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Annex A

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT EXCEPT IN ACCORDANCE WITH APPLICABLE FINRA CONDUCT RULES.

VOID AFTER 5:00 P.M., EASTERN TIME, MARCH 19, 2024.

COMMON STOCK PURCHASE WARRANT

For the Purchase of 153,061Shares of Common Stock

of

ADVAXIS, INC.

1. Purchase Warrant. THIS CERTIFIES THAT, in consideration of funds duly paid by or on behalf of ARATANA THERAPEUTICS, INC. or its assigns (“Holder”), as registered owner of this Purchase Warrant, to Advaxis, Inc., a Delaware corporation (the “Company”), Holder is entitled, at any time or from time to time from March 19, 2014 (the “Commencement Date”), and at or before 5:00 p.m., Eastern time, March 19, 2024 (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to 153,061 shares of common stock of the Company, par value $0.001 per share (the “Shares”), subject to adjustment as provided in Section 5 hereof. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is exercisable at $4.90 per Share; provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Purchase Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2. Exercise.

2.1 Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto as Exhibit I (the “Notice of Exercise”) must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and, unless a Cashless Exercise (as defined below) is elected, payment of the Exercise Price for the Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check. Promptly upon receipt of the Notice of Exercise and the payment of the Exercise Price, if applicable, and in no event later than three (3) business days thereafter, the Company shall issue to the Holder a certificate for the number of Shares purchased or, if eligible and permitted by applicable securities laws, deliver such Shares to an account specified by the Holder through the Deposit Withdrawal at Custodian (DWAC) system of The Depository Trust Company. Subject to Section 2.3 below, if the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

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2.2 Cashless Exercise. Without limiting Section 2.1 above, the Holder of this Warrant may also exercise this Warrant as to any or all Shares and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Exercise Price, elect instead to receive upon such exercise (a “Cashless Exercise”) a reduced number of Shares (the “Net Number”) determined according the following formula:

Net Number = (A x B) – (A x C)

B

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Purchase Warrant is then being exercised in a Cashless Exercise.

B = the Fair Market Value (as defined below) on the date the Notice of Exercise is delivered to the Company.

C = the Exercise Price then in effect at the time of such Cashless Exercise.

“Fair Market Value” means (a) if the Shares are traded on a securities exchange, the average of the closing prices over a five (5) trading day period ending three (3) trading days before the day the Fair Market Value of the Shares is being determined; or (b) if the Shares are traded over-the-counter, the average of the closing bid and asked prices quoted on the over-the-counter system over the five (5) trading day period ending three (3) trading days before the day the Fair Market Value of the Shares is being determined.

There cannot be a Cashless Exercise unless “B” exceeds “C”.

2.3 Exercise Prior to Expiration. To the extent this Purchase Warrant is not previously exercised as to all Shares subject hereto, and if the Fair Market Value of one Share is greater than the Exercise Price then in effect, this Purchase Warrant shall be deemed to have been automatically exercised by the Holder through a Cashless Exercise immediately before its expiration. To the extent this Purchase Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 2.3, the Company agrees to promptly notify the Holder of the number of Shares, if any, the Holder is to receive by reason of such automatic exercise.

2.4 Legend. Each certificate for the securities purchased under this Purchase Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”), or counsel for the Company determines that as a result of a Cashless Exercise, such legend is not required under the Act:

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“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law which, in the opinion of counsel to the Company, is available.”

3. Transfer.

3.1 General Restrictions. Subject to compliance with applicable federal and state securities laws, this Purchase Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Purchase Warrant properly endorsed. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto as Exhibit II duly executed and completed, together with the Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. Each taker and holder of this Purchase Warrant, by taking or holding the same, consents and agrees that this Purchase Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Purchase Warrant shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Purchase Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant. The Company shall within five (5) Business Days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2 Restrictions Imposed by the Securities Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established.

4. New Purchase Warrants to be Issued.

4.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 3.1 hereto, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

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4.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5. Adjustments.

5.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Shares underlying this Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

5.1.1 Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 5.3 below, the number of outstanding Shares is increased by a stock dividend payable in Shares or by a split up of Shares or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding Shares, and the Exercise Price shall be proportionately decreased.

5.1.2 Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 5.3 below, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding Shares, and the Exercise Price shall be proportionately increased.

5.1.3 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 5.1.1 or 5.1.2 hereof or that solely affects the par value of such Shares, or in the case of any share recapitalization or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share recapitalization or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share recapitalization or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 5.1.1 or 5.1.2, then such adjustment shall be made pursuant to Sections 5.1.1, 5.1.2 and this Section 5.1.3. The provisions of this Section 5.1.3 shall similarly apply to successive reclassifications, reorganizations, share recapitalizations or amalgamations, or consolidations, sales or other transfers.

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5.1.4 Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 5.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Purchase Warrants initially issued pursuant to this agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

5.2 Substitute Purchase Warrant. In case of any consolidation of the Company with, or share recapitalization or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Shares), the corporation formed by such consolidation or share recapitalization or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share recapitalization or amalgamation, by a holder of the number of Shares of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share recapitalization or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 5. The above provision of this Section shall similarly apply to successive consolidations or share recapitalizations or amalgamations.

5.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of this Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

6. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of this Purchase Warrant, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Purchase Warrant and payment of the Exercise Price therefor, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of this Purchase Warrant and payment of the exercise price therefor, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as this Purchase Warrant shall be outstanding, the Company shall use its best efforts to cause all Shares issuable upon exercise of this Purchase Warrant to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTC Bulletin Board or any successor trading market) on which the Shares may then be listed and/or quoted.

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7. Certain Notice Requirements.

7.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of this Purchase Warrant or its exercise, any of the events described in Section 7.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale or event described in Section 5.1.3. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to the Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

7.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 7 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution, (ii) the Company shall offer to the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share recapitalization or amalgamation), any of the events described in Section 5.1.3 or a sale of all or substantially all of its property, assets and business shall be proposed.

7.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holder of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

7.4 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) if to the registered Holder of the Purchase Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holder:

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If to the Holder:

Aratana Therapeutics, Inc.
1901 Olathe Boulevard
Kansas City, KS 66103
Attention: Steven St. Peter, President and Chief Executive Officer
Telephone: (913) 951-2133
Facsimile: (913) 904-9641

With a required copy to:

Latham and Watkins
John Hancock Tower, 20th Floor
200 Clarendon Street
Boston, MA 02116
Attention: Judith Hasko and Pete Handrinos
Telephone: (617) 948-6000
Facsimile: (617) 948-6001

If to the Company:

Advaxis, Inc.
305 College Road East
Princeton, NJ 08540
Attn: Daniel J. O’Connor
Telephone: (609) 452-9813
Fax No.: (609) 452-9818

with a copy (which shall not constitute notice) to:

Wollmuth, Maher & Deutsch LLP
500 Fifth Avenue
New York, NY 10110
Attn: Sandip C. Bhattacharji
Telephone: (212) 382-3300
Fax No.: (212) 382-0050

8. Miscellaneous.

8.1 Amendments. The Company will not, by amendment of its Certificate of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Purchase Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against impairment. All modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought. This Purchase Warrant shall be binding upon any successors or assigns of the Company.

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8.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

8.3. Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

8.4 Severability. In the event any one or more of the provisions of this Purchase Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Purchase Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

8.5 Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

8.6 Governing Law; Submission to Jurisdiction; Trial by Jury. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 7.3 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby.

8.7 Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

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8.8 Counterparts. This Purchase Warrant and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

8.9 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to Holder by reason of the Company’s failure to perform any of the obligations under this Purchase Warrant and agree that the terms of this Warrant shall be specifically enforceable by Holder. If Holder institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that Holder has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the __ day of March, 2014.

ADVAXIS, INC.

By:
Name:
Title:

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EXHIBIT I

[Form to be used to exercise Purchase Warrant]

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for ______ shares of common stock, par value $0.001 per share (the “Shares”), of Advaxis, Inc., a Delaware corporation (the “Company”), and hereby

_______ makes payment of $____ (at the rate of $____ per Share) in payment of the Exercise Price pursuant thereto or

_______ elects to make a Cashless Exercise with respect to _____ Shares.

Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.

Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:
(Print in Block Letters)

Address:

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DWAC Instructions (if Company is DWAC eligible at the time of exercise)

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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EXHIBIT II

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED, __________________ does hereby sell, assign and transfer unto _____________________ the right to purchase shares of common stock, par value $0.001 per share, of Advaxis, Inc., a Delaware corporation (the “Company”), evidenced by the within Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: __________, 20__

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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